As filed with the Securities and Exchange Commission on January 23, 2006
                                                        Registration Number 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        Alfa International Holdings Corp.

                 (Name of Small Business Issuer in its Charter)



           Delaware                      9995                    20-2876380
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer)
incorporation or organization)   Classification Code Number)  Identification No.

                                  350 Fifth Avenue
                                   Suite 1103,
                                New York, New York 10118
                                 (212)563-4141
          (Address and telephone number of principal executive offices)


                                 Frank J. Drohan
                       President & Chief Executive Officer
                        Alfa International Holdings Corp.
                          350 Fifth Avenue, Suite 1103
                               New York, NY 10118
                                 (212) 563-4141
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Richard Friedman, Esq.
                            Marcelle S. Balcombe Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                               Tel: (212) 930-9700
                               Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_| ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum     Proposed Maximum       Amount of
Title of Each Class of                  Amount to be    Offering Price          Aggregate         Registration
Securities to be Registered              Registered      Per Share(1)        Offering Price           Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001(2)           7,309,942      $0.29             $2,119,883.18       $226.83
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001(3)             257,732      $0.29             $   74,742.28       $  8.00
---------------------------------------------------------------------------------------------------------------
Total                                       7,567,674                        $2,194,625.46       $234.83
---------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended using the last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 17, 2006 of $0.29 (2) Represents shares issuable upon exercise of secured convertible debentures. (3) Represents shares issuable upon conversion of warrants.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                  Subject to Completion, Dated January 23, 2006

                        Alfa International Holdings Corp.

                        7,567,674 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 7,567,674 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

The total number of shares sold herewith includes the following shares owned by or to be issued to Cornell Capital Partners LP: (i) up to 7,309,942 shares issuable upon conversion of convertible debentures, and (ii) 257,732 shares issuable upon the exercise of warrants. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We may, however, receive proceeds from the exercise of warrants to purchase 257,732 shares of common stock. All costs associated with this registration will be borne by us.

Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "AHDS.OB"

On January 18, 2006, the last reported sale price for our common stock on the OTC Bulletin Board was $0.32 per share.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Alfa International Holdings Corp. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is ________, 2006

                                TABLE OF CONTENTS



                                                                            Page

Prospectus Summary.........................................................    1
Risk Factors...............................................................    4
Forward Looking Statements.................................................   10
Use of Proceeds............................................................   10
Management's Discussion and Analysis or Plan of Operation..................   11
Business...................................................................   17
Description of Property....................................................   23
Legal Proceedings..........................................................   23
Directors and Executive Officers...........................................   23
Executive Compensation.....................................................   24

Market for Common Equity and Related
Stockholder Matters........................................................   27
Security Ownership of Certain Beneficial Owners
and Management.............................................................   28
Selling Stockholders.......................................................   29
Certain Relationships and Related Transactions.............................   30
Description of Securities..................................................   30
Plan of Distribution.......................................................   33
Legal Matters..............................................................   34
Experts....................................................................   34
Where You Can Find More Information........................................   34
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities.............................................   35
Index to Financial Statements..............................................  F-1


You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Alfa International Holdings Corp. is referred to throughout this prospectus as "Alfa," "we" or "us."

General

We are a holding company. We conduct substantially all of our operations through our wholly-owned subsidiaries, Contact Sports, Inc. ("Contact Sports" or "Contact"); Ty-Breakers Corp. ("Ty- Breakers") and Journey of Light, Inc. ("JOL"). Alfa, Contact Sports, Ty-Breakers and JOL are sometimes referred to herein as the "Company".

We were incorporated in New Jersey in 1978. On May 23, 2005 our Board of Directors approved the change of our corporate domicile from New Jersey to Delaware and by way of merger with and into Alfa International Holdings Corp. The change of domicile became effective May 25, 2005. In September 2001, we acquired Contact Sports as a wholly-owned subsidiary. Contact Sports is engaged in the business of designing, manufacturing and marketing a distinctive line of fashion-forward athletic apparel, tee shirts, caps, accessories and outerwear. We presently concentrate the majority of our efforts in three principal areas:
(1) the development and expansion of Contact Sport's business and brand-name recognition in the sports fashion industry; (2) Alfa's capital raising activities and (3) progressing JOL's real-estate development business in the Sultanate of Oman.

Ty-Breakers is engaged in the business of manufacturing and marketing apparel products, mostly jackets and accessories made from Tyvek and Kensel. Tyvek, a registered trademark of E.I. Du Pont de Nemours & Company ("Du Pont"), is a paper-like material produced and sold by Du Pont. Kensel is a trademark of Ty-Breakers used to identify Ty-Breakers' patented fabric material. Ty-Breakers markets its products into the premium and incentive marketplace and directly to consumers via its web site.

On October 11, 2005, we completed the acquisition of Journey of Light, Inc., a Delaware corporation as a wholly owned subsidiary. JOL was a privately-held company engaged primarily in the business of real estate development in the country of Oman.

Our executive office is located at The Empire State Building, 350 Fifth Avenue, Suite 1103, New York, N.Y. 10118, and our telephone number is 212-563-4141. Contact Sports also maintains a warehouse at 888 Newark Avenue, Jersey City, New Jersey 07306. Both facilities are leased from unaffiliated third parties.

Recent Developments

On December 8, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners, LP ("Cornell"). Upon the terms and subject to the conditions contained in the Purchase Agreement and other documents executed coincident with the Purchase Agreement we agreed to sell to Cornell and Cornell agreed to purchase up to $500,000 of secured convertible debentures. Pursuant to the Purchase Agreement, on December 8, 2005 Cornell purchased a Convertible Debenture from the Company in the face amount of $250,000 for a like amount. The principal sum together with accrued but unpaid interest at an annual rate of 10% is payable on or before December 7, 2008.

We have the right, with three business days advance written notice, to redeem a portion or all amounts outstanding under the Convertible Debenture prior to its maturity date as follows: we must pay an amount equal to the principal amount outstanding and being redeemed plus accrued interest thereon, plus a redemption premium of 20% of such principal amount being redeemed.

The Convertible Debenture is convertible into shares of our $0.001 par value common stock at the option of Cornell. The number of shares of Common Stock issuable upon a conversion equals the quotient obtained by dividing the then outstanding amount of the Convertible Debenture plus accrued interest thereon to be converted by a price per share equal to 90% of the lowest volume weighted average price of our Common Stock during the fifteen trading days immediately preceding the conversion date, subject to adjustments set forth in the Convertible Debenture. If, however, at the time of any conversion:

(1) the number of shares of our Common Stock authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal and interest in shares of Common Stock; (2) our Common Stock is not listed or quoted for trading on the NASDAQ OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market, New York Stock Exchange or American Stock Exchange; (3) we have failed to timely satisfy the conversion; or (4) the conversion would be prohibited by the terms of the Convertible Debenture, then, at the option of the holder of the Convertible Debenture, the Company, in lieu of delivering shares, must deliver, an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due thereon divided by the conversion price then in effect and multiplied by the highest closing price for a share of Common Stock from date of the conversion notice until the date that such cash payment is made. Other adjustments to the Conversion Price are similar to the adjustments to the Exercise Price of the Warrant which we issued to Cornell as described below.

There is no limit to the number of shares of Common Stock we may be required to issue to satisfy our obligations under the Convertible Debenture. Any decline in the market price of the Common Stock will increase the number of shares of Common Stock we would otherwise be required to issue.

A holder of the Convertible Debenture may not convert or receive shares as payment of interest to the extent such conversion or receipt of such interest payment would result in the holder, together with any affiliate of the holder, beneficially owning in excess of 4.9% of the then issued and outstanding shares of our Common Stock, including shares issuable upon conversion of, and payment of interest.

Except for shares to be issued in connection with the Purchase Agreement, upon the exercise of any outstanding stock options, upon the exercise of any outstanding Common Stock purchase warrants or upon the conversion of, or the payment of dividends on, our presently outstanding shares of Series B Preferred Stock, so long as any of the principal amount or interest on the Convertible Debenture remains unpaid and unconverted, we may not, without the prior consent of the holder of the Convertible Debenture:

(i) issue or sell any Common Stock or preferred stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance,

(ii) issue or sell without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, any preferred stock, warrant, option (except for options issued to employees pursuant to the Company's existing stock option plan), right, contract, call, or other security or instrument granting the holder the right to acquire Common Stock,

(iii) other than security interests in connection with Contact Sports, Inc. which the Company has disclosed to Cornell, enter into any security instrument granting the holder a security interest in any of the assets of Alfa, Contact Sports, Inc. or Ty-Breakers Corp., or

(iv) file any registration statements on Form S-8 registering more than 10% of our outstanding shares of Common Stock as of the date hereof under our employee stock option plan.

If an event of default, as defined in the Convertible Debenture, occurs, the holder may declare the entire unpaid balance of principal and interest due and payable. Among the defined events of default are the failure of the shares of Common Stock to be quoted for trading or listed for trading on the NASDAQ OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market, New York Stock Exchange or the American Stock Exchange or the legal inability of the holder to sell the underlying shares under the registration statement described below or our failure to file such registration statement within the time period described below.

The Convertible Debenture is secured pursuant to the terms of a Pledge and Escrow Agreement entered into on December 8, 2005 among Alfa, Cornell and David Gonzalez, as "Escrow Agent". Pursuant to the Pledge and Escrow Agreement, we pledged 3,000,000 shares of our Common Stock to secure payment of the Convertible Debentures. We have delivered to the Escrow Agent a certificate issued in the name of the Company representing the Pledged Shares. In the event of a default by the Company under the Convertible Debenture or other agreements relating to it, the Escrow Agent is authorized to deliver the Pledged Shares to Cornell. In addition to all other remedies available to Cornell, upon an event of default, we are required to promptly file a registration statement with the Securities & Exchange Commission to register the Pledged Shares for resale by Cornell.

Under the Purchase Agreement, Cornell agreed to purchase a second Convertible Debenture from the Company in the face amount of $250,000 for a like amount two business days prior to the date we file this registration statement pursuant to the Registration Rights Agreement described below. The terms of the second Convertible Debenture, if issued, will be similar to the terms of the Convertible Debenture that we sold to Cornell on December 8, 2005.

Pursuant to the Purchase Agreement, we issued a warrant to Cornell to purchase 257,732 shares of Common Stock for a period of five years at an exercise price of $0.97 per share, subject to adjustment as set forth in the Warrant. In no event, however, shall the holder of the Warrant be entitled to exercise the Warrant for a number of shares in excess of that number of shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of Common Stock following such exercise, except within sixty days of the expiration of the Warrant. If at the time of exercise of the Warrant, the shares of Common Stock underlying the Warrant are not subject to an effective registration statement under the Securities Act of 1933, as amended (the "Act") or if an event of default under the Convertible Debentures or the Transaction Documents has occurred, the holder of the Warrant, in lieu of making payment of the Exercise Price in cash, may elect a cashless exercise in accordance with the formula set forth in the Warrant.

If, subject to the exceptions set forth in the Warrant, during the time that the Warrant is outstanding we issue or sell, or are deemed to have issued or sold, any shares of Common Stock for a consideration per share less than a price equal to the then Exercise Price, then the Exercise Price will be reduced to an amount equal to such consideration per share. Upon each such adjustment, the number of shares of Common Stock issuable upon exercise of the Warrant will be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares issuable upon exercise of the warrants immediately prior to such adjustment and dividing the product by the Exercise Price resulting from such adjustment. Similar adjustments will be made upon any issuance or sale by us of options to purchase Common Stock or convertible securities.

                                  The Offering
Common stock offered by selling stockholders........  Up to 7,567,674 shares, including  the following:

                                                      -   up to 7,309,942 shares  of  common
                                                          stock  which is underlying secured
                                                          convertible notes in the principal
                                                          amount of $500,000;


                                                      -   up  to  257,732  shares  of common
                                                          stock issuable upon  the  exercise
                                                          of  common stock purchase warrants
                                                          at an  exercise  price of $.97 per
                                                          share;


                                                          This number represents 26.7% of our
                                                          current outstanding common stock.

Common stock to be outstanding after the offering...      Up to 36,703,794 shares

Use of  proceeds....................................      We will  not  receive  any proceeds
                                                          from the sale of our common   stock
                                                          by    the   selling   stockholders.
                                                          However, we  will receive the  sale
                                                          price of  any common  stock we sell
                                                          to  the  selling  stockholders upon
                                                          exercise of the warrants. We expect
                                                          to use the  proceeds  received from
                                                          the  exercise  of  the warrants, if
                                                          any, for  general  working  capital
                                                          purposes.


Risk Factors                                              The  purchase  of  our common stock
                                                          involves a high degree of risk. You
                                                          should    carefully   review    and
                                                          consider   the    "Risk    Factors"
                                                          beginning on page 4.


Over-The-Counter Bulletin Board Symbol..............      AHDS.OB

                                  RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties: our actual results could differ materially from those anticipated by our forward-looking statements as a result of, among others, the risk factors below. See "Forward-Looking Statements."

Risks Related to Our Business

If We Are Unable to Obtain Additional Funding, Our Business Operations Will be Harmed and If We Do Obtain Additional Financing, Our Then Existing Shareholders May Suffer Substantial Dilution.

         We will require additional funds to sustain and expand JOL's real-estate development business and to sustain and expand our sales and marketing activities of our Contact Sports apparel product line. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Registered Public Accounting Firm Has Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

         As a result of significant operating loses, our independent registered public accounting firm in their report on our financial statements for the fiscal year ended December 31, 2004, raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate a profit and obtain necessary financing. Our continued net operating losses increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our Limited Operating History Does Not Afford Investors a Sufficient History on Which to Base an Investment Decision.

         Alfa was incorporated in 1978 and was primarily engaged in the import-export business from 1978 through 1986 when it initiated its Ty-Breakers' business involving the production and marketing of imprinted jackets and other promotional apparel products made from Du Pont's Tyvek material. In 1989 Alfa agreed to purchase Nieman Machine Company ("Nieman"), an Arizona based manufacturer of precision machined components used onboard the U.S. Navy's nuclear powered fleet. Nieman was acquired in December 1991 from Frank Drohan, Alfa's current President and CEO, in a stock transaction and Mr. Drohan joined Alfa as its President and COO. From 1989 through 1992 Alfa pursued its import-export business and its promotional Ty-Breakers business and attempted to expand the Ty-Breakers business into retail outlets nationwide. In November 1992, concurrent with the end of the Cold War, Nieman's business dramatically declined after all of its contracts were cancelled when the U.S. Government terminated its Seawolf submarine contracts. Nieman was liquidated in an orderly fashion and its assets were sold. During the same period, Alfa sold its import-export business to its then current Chairman & CEO who subsequently left Alfa's employment whereupon Mr. Drohan became Chairman, President & CEO. In December 1992 Alfa filed for protection under Chapter 11 of the Federal Bankruptcy Code (the "Code") and in March 1993, with the approval of the Court, sold its Ty-Breakers business to Rif International Corp. ("Rif"), a company owned by Mr. Drohan. Rif was a distributor and builder in Libya for National Steel Products Company of Houston, Texas and was active in the construction business in the Middle East from 1977 through 1984. In August 1996 Alfa was reorganized under the Code and discharged from bankruptcy proceedings and released from the supervision of the Bankruptcy Court. Alfa was inactive from April 1993 to until January 1997 when it purchased Rif and continued the Ty-Breakers business. In September 2001 Alfa purchased Contact Sports, Inc. Contact designs, manufactures and markets athletic apparel. Since 2001 Alfa has concentrated the majority of its efforts on the development of Contact's business and brand and, while minimal sales are still made in its Ty-Breakers business, it has discontinued active marketing of its Ty-Breakers products. In October 2005 Alfa acquired JOL, an early stage development company active in the real-estate development business in the Sultanate of Oman. Alfa's present focus is on the development of the businesses of JOL and Contact Sports. However, we have a limited operating history. Investors must consider the risks and difficulties frequently encountered by early stage companies. Such risks include the following:

     o    competition;
     o    need for increased acceptance of products;
     o    ability to continue to develop and extend our brand identity;
     o    ability to anticipate and adapt to a competitive market;

     o    ability to effectively manage rapidly expanding operations;
     o amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;
     o    ability to provide superior customer service; and
     o    dependence upon key personnel.

         We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We may be unable to integrate successfully JOL's business and realize the full benefits of the combined business

         The acquisition of JOL involves the integration of a business that previously operated separately. The difficulties of combining the operations of these businesses include:

o the challenge of effecting integration while carrying on the ongoing businesses; o the necessity of coordinating geographically separate organizations; and o integrating personnel with diverse business backgrounds.

     The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of Alfa or JOL's businesses and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on our business, financial condition or results of operations.

If We Are Unable to Retain the Services of key personnel or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

         Our success depends to a significant extent upon the continued service of Mr. Frank J. Drohan, our President and Chief Executive Officer who is also JOL's President and CEO. The loss of the services of Mr. Drohan could have a material adverse effect on our growth, revenues, and prospective business. We may not be able to retain our executive officers and key personnel or attract additional qualified management in the future. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in both Contact's and JOL's businesses. Contact's objective is to also attract and hire qualified independent sales representatives. Competition for qualified individuals is intense.

         We do not maintain key-man insurance on Mr. Drohan. In addition, there can be no assurance that we will be able to retain existing employees or that we will be able to find, attract, recruit and retain the variety of qualified personnel required on acceptable terms.


Our Financial Results May Fluctuate From Period to Period as a Result of Several Factors Which Could Adversely Affect Our Stock Price.

         Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. Because of our limited operating history we believe that period to period comparisons of our operating results may not be a good indication of future performance. It is possible that our future operating results may be below the expectations of investors or market analysts. If this occurs, our stock price may decrease. Factors that will impact our financial results include:

     o the amount and timing of capital expenditures and other costs relating to the implementation of our business plan, including acquisitions of, and investments in, competing or complementary companies or technologies;

     o    the introduction of new products by our competitors;

     o    pricing changes in the apparel industry;

     o pricing changes in the construction and real estate development industry; o political unrest in the Middle East

     o    regulatory changes; and

     o general economic conditions and economic conditions specific to our relevant industries.

Our wholly owned subsidiary Ty-Breakers is dependent on an outside source for its supply of Tyvek

Ty-Breakers purchases all of its Tyvek requirements directly from Du Pont in the United States or from Du Pont's Asian agent. The inability or failure of Du Pont or its Asian agent to deliver this material to Ty-Breakers will significantly impact Ty-Breakers ability to fill orders for its products. Ty-Breakers has not identified another supplier who can produce its Tyvek supply. Any lapse in Ty-Breakers' supply of Tyvek would have a material, adverse effect upon the operations of Ty-Breakers.

Many of our competitors are larger and have greater financial and other resources than we do and those advantages could make it difficult for us to compete with them.

The athletic apparel business in the United States is a highly- competitive business populated by many companies with substantially greater financial, managerial and personnel resources than our wholly owned subsidiary, Contact Sports, possesses and is characterized by heavy advertising, promotion and price competition. Several such competitors have already-established brands. Contact Sports may not be able to compete successfully with these companies. If Contact Sports does not succeed in competing with these companies, Contact Sports will be unable to increase its revenue, will lose customers, its revenue will be substantially reduced, and its business, financial condition and results of operations may be materially and adversely affected. The ultimate success of the real-estate development business of JOL is, among other things, dependent upon securing substantial financing arrangements with banks, investors and other potential partners. There can be no assurance that such financing arrangements can be made on terms satisfactory or acceptable to JOL, or at all.

We cannot guarantee you that our patents are broad enough to provide any meaningful protection nor can we assure you that one of our competitors may not develop more effective technologies, designs or methods without infringing our intellectual property rights or that one of our competitors might not design around our proprietary technologies.

Ty-Breakers is the owner by assignment of a U.S. Patent number 5,150,660 which covers the material marketed under its registered trademark, Kensel. This patent may not protect us against our competitors, and patent litigation is very expensive. We may not have sufficient cash available to pursue any patent litigation to its conclusion because of our limited resources.

We cannot rely solely on our current patents to be successful. The standards that the U.S. Patent and Trademark Office and foreign patent offices use to grant patents, and the standards that U.S. and foreign courts use to interpret patents, are not the same and are not always applied predictably or uniformly and can change, particularly as new technologies develop. As such, the degree of patent protection obtained in the U.S. may differ substantially from that obtained in various foreign countries. In some instances, patents have been issued in the U.S. while substantially less or no protection has been obtained in Europe or other countries.

We cannot be certain of the level of protection, if any, that will be provided by our patents. If we attempt to enforce them and they are challenged in court where our competitors may raise defenses such as invalidity, unenforceability or possession of a valid license. In addition, the type and extent of any patent claims that may be issued to us in the future are uncertain. Our patents may not contain claims that will permit us to stop competitors from using similar technology.

There is no guarantee that JOL's planned real estate development project in Oman will be successful.

The economic viability of JOL's project depends upon the financial success and ultimate profitability of the planned cultural and heritage theme park, hotels, retail establishments and residential real estate sales and property management businesses which are the key revenue producing components of its planned development. JOL has engaged an expert consultants in the tourism and leisure, construction and program management and real-estate sales fields to analyze and advise the Company with regard to the economic viability of its Project, including the business planning for the Project. There is no guarantee however that projections made will result in actual revenues. In addition, management believes that the success of JOL's businesses will depend upon the continued rapid development of Oman by both its government and private sector and continued increases in tourism to Oman. While increases in tourism is a stated and well funded goal of the Government of Oman, no assurance can be given at this time that the Government's efforts, even though heavily financed, will be successful.

Risks Relating To Our Current Financing Arrangement

There are a large number of shares of common stock underlying our secured convertible debentures and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of January 18, 2006, we had 29,136,120 shares of common stock issued and outstanding, secured convertible debentures outstanding that may be converted into an estimated 1,666,666 shares of common stock at current market prices and outstanding Warrants to purchase 257,732 shares of common stock. The convertible debentures are convertible at a price per share which is equal to 90% of the lowest volume weighted average prices of our common stock for the fifteen day period prior to conversion. The number of shares of common stock issuable upon conversion of the outstanding secured convertible debentures may increase if the market price of our stock declines. Upon effectiveness of the registration statement of which this prospectus forms a part, all of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our Warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The variable price feature of our convertible debentures could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders. The number of shares we will be required to issue upon conversion of the debentures will increase if the market price of our stock decreases. This will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our secured convertible debentures may have a depressive effect on the price of our common stock.

The secured convertible debentures are convertible into shares of our common stock at a discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of our common stock could encourage short sales. This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which would cause the further downward pressure on the stock price.

The issuance of shares upon conversion of the secured convertible debentures and exercise of outstanding warrants will cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon conversion of the secured convertible debentures and exercise of warrants will result in substantial dilution to the interests of other stockholders. The selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert its secured convertible debentures and/or exercise its warrants if such conversion or exercise would cause it to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of its holdings and then converting the rest of its holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of the Company.

A lower stock price will provide an incentive to Cornell to sell additional shares into the market

The number of shares that Cornell will receive under the convertible debentures is determined by the market price of our common stock prevailing at the time of each conversion. The lower the market price, the greater the number of shares issuable under the debentures. As a result, Cornell will have an incentive to sell as large a number of shares as possible to obtain a lower conversion price. This will lead to greater dilution of exiting shareholders and a reduction of the value of their investment

The issuance of our stock upon conversion of the debentures could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders' equity and voting rights.

The convertible debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock, which presents an opportunity to short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the downward pricing pressure that could result from this activity could cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable upon conversion of the debentures will increase, which will materially dilute existing stockholders' equity and voting rights.

If we are required for any reason to repay our outstanding secured convertible debentures, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the secured convertible debentures, if required, could result in legal action against us, which could require the sale of substantial assets.

In December 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $500,000 principal amount of secured convertible debentures. The secured convertible debentures are due and payable, with 10% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $250,000 secured convertible debentures outstanding, Cornell Capital Partners has agreed to purchase additional secured convertible debentures in the aggregate of $250,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, agreement or warranty in the related convertible note or the other documents executed in connection therewith, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company, Contact Sports or Ty-Breakers, and the delisting of our common stock could require the early repayment of the secured convertible debentures. We anticipate that the full amount of the secured convertible debentures will be converted into shares of our common stock, in accordance with the terms of the secured convertible debentures. If we were required to repay the secured convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the note holders could commence legal action against us and foreclose on all of our assets and the assets of Contact Sports and Ty-Breakers and shares of Alfa pledged pursuant to the Pledge and Escrow Agreement, to recover the amounts due. Any such action would require us to curtail or cease operations.

If an event of default occurs under the Securities Purchase Agreement, Secured Convertible Debentures, Warrants, Security Agreements or Pledge and Escrow Agreement, the selling stockholder could, to the extent required to pay any indebtedness under the Debentures, take possession of the pledged shares and, except for the property and assets of JOL, all our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments and chattel paper.

In connection with the Securities Purchase Agreements we entered into in December 2005, we and our subsidiaries, Contact Sports and Ty-Breakers, executed a Security Agreement in favor of the investors granting them a security interest in all of the goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property, of Alfa, Contact Sports and Ty-Breakers. The Security Agreements provide that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Debentures, Warrants or Security Agreements, Cornell has the right to take possession of the collateral and has the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, to satisfy our obligations under these agreements. In addition, upon the occurrence of an event of default, the selling stockholder may, to the extent necessary to satisfy our obligations under these agreements, take possession of the pledged shares and be entitled to receive dividends and other distributions thereon.

Risks Relating To Our Common Stock:

There are a large number of shares of common stock underlying our Series B convertible Preferred Stock that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of January 18, 2006, we had 93,812.50 shares of our Series B convertible Preferred Stock issued and outstanding that may be converted into 3,752,500 shares of common stock. As of January 18, 2006, all but 1,450 shares of such Series B Preferred Stock had been held for a period in excess of one year, and as such, the holding period under Rule 144 for the common stock underlying 92,362.50 such preferred shares has expired. Consequently, should the holders of such 92,362.50 shares of preferred stock elect to convert such shares into common stock, a total of 3,694,500 shares of common stock would become available to be freely sold subject to the requirements of Rule 144. In addition by April 5, 2006, the remaining 1,450 shares of preferred stock, if converted, will cause an additional 58,000 shares of common stock to become available to be freely sold subject to the requirements of Rule 144. The sale of these shares may adversely affect the market price of our common stock.

There is a limited market for our common stock which may make it more difficult for you to dispose of your stock

Our common stock is quoted on the OTC Bulletin Board under the symbol "AHDS.OB." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our stock price may be volatile

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

     o technological innovations or new products and services by us or our competitors;
     o    additions or departures of key personnel;
     o    sales of our common stock;
     o    our ability to execute our business plan;
     o    operating results below expectations;
     o    loss of any strategic relationship; o industry developments;
     o    political unrest in the Middle East;
     o    economic and other external factors; and
     o    period-to-period fluctuations in our financial results.

Because we have a limited operating history, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends on our common stock in the past and do not expect to pay dividends on our common stock in the future. Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           FORWARD-LOOKING STATEMENTS

Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a)  volatility or decline of our stock price;

(b)  potential fluctuation in quarterly results;

(c)  our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement our business plans;

(e)  inadequate capital to continue business;

(f)  changes in demand for our products and services;

(g)  rapid and significant changes in markets;

(h)  litigation with or legal claims and/or allegations by outside parties;

(i)  political unrest in the Middle East;

(i)  insufficient revenues to cover operating costs.


                                 USE OF PROCEEDS


This prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell Capital Partners LP. We will not receive proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our condensed financial statements and notes thereto in those statements. In addition to historical information, the following discussion contains forward-looking information that involves risks and uncertainties.

Overview

We are a holding company. We conduct substantially all of our operations through our wholly-owned subsidiaries, Contact Sports, Inc. ("Contact Sports" or "Contact"); Ty-Breakers Corp. ("Ty- Breakers") and Journey of Light, Inc. ("JOL"). Alfa, Contact Sports, Ty-Breakers and JOL are sometimes referred to herein as the "Company".

We were incorporated in New Jersey in 1978. On May 23, 2005 our Board of Directors approved the change of our corporate domicile from New Jersey to Delaware and by way of merger with and into Alfa International Holdings Corp. The change of domicile became effective May 25, 2005. In September 2001, we acquired Contact Sports as a wholly- owned subsidiary. Contact Sports is engaged in the business of designing, manufacturing and marketing a distinctive line of fashion-forward athletic apparel, tee shirts, caps, accessories and outerwear. Alfa presently concentrates the majority of its efforts in three principal areas: (1) the development and expansion of Contact Sport's business and brand-name recognition in the sports fashion industry; (2) Alfa's capital raising activities and (3) progressing JOL's real-estate development business in the Sultanate of Oman.

Ty-Breakers is engaged in the business of manufacturing and marketing apparel products, mostly jackets and accessories made from Tyvek and Kensel. Tyvek, a registered trademark of E.I. Du Pont de Nemours & Company ("Du Pont"), is a paper-like material produced and sold by Du Pont. Kensel is a trademark of Ty-Breakers used to identify Ty-Breakers' patented fabric material. Ty-Breakers markets its products into the premium and incentive marketplace and directly to consumers via its web site.

On October 11, 2005, we completed the acquisition of Journey of Light, Inc., a Delaware corporation as a wholly owned subsidiary. JOL was a privately-held company engaged primarily in the business of real estate development in the country of Oman.


Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The policies discussed below are considered by management to be critical to an understanding of our financial statements because their application places the most significant demands on management's judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described in the following paragraphs. For all of these policies, management cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

Revenue Recognition. Revenue is recognized when goods are shipped to customers from the Company's outside warehouse.

Inventory Reserves. The Company previously established inventory reserves to cover losses anticipated from inventory items having become either un-saleable or saleable only at greatly reduced "close-out" prices due to: (1) obsolete inventory acquired at the time of the acquisition of Contact Sports, and (2) inventory associated with the discontinued retail business at Ty-Breakers and
(3) inventory carried by Contact Sports and manufactured subsequent to acquisition, which goods were deemed to have no commercial sales value. Contact's future business plan calls for it to build inventory primarily against approved purchase orders and to maintain moderate amounts of risk inventory for fill-in orders on fast-moving items. Such risk inventory will be exclusively finished goods and, if unsold, will generally be liquidated on a close-out basis at the end of each season. There are no inventory reserves as of the date hereof and management believes this to be adequate.

Valuation Allowance for Deferred Tax Assets. The carrying value of deferred tax assets assumes that the Company will not be able to generate sufficient future taxable income to realize the deferred tax assets, based on management's estimates and assumptions.

General Statement: Factors that may affect future results
----------------------------------------------------------

With the exception of historical information, the matters discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations contain forward-looking statements under the 1995 Private Securities Litigation Reform Act that involve various risks and uncertainties. Typically, these statements are indicated by words such as "anticipates", "expects", "believes", "plans", "could", and similar words and phrases. Factors that could cause the company's actual results to differ materially from management's projections, forecasts, estimates and expectations include, but are not limited to, the following:

*    Inability of the company to secure additional financing;
*    Unexpected economic changes in the United States or abroad;
*    Unexpected political changes in the Middle East; and
* The imposition of new restrictions or regulations by government agencies that affect the Company's business activities.

Results of Operations:

Fiscal Year Ended December 31, 2004 Compared to Fiscal Year Ended December 31, 2003

In connection with targeting national department stores and sport specialty chains as an integral component of its marketing plan, Contact hired a Vice President of Sales in February 2004. Bringing this sales executive on board occurred later than anticipated, delaying the company's introduction of its product line into this major market sector. The Company's revenues in 2004 were $70,775, an increase of $53,261 (304%) from fiscal year 2003. This revenue increase resulted from $21,720 additional net sales at Contact and a $31,541 improvement in Ty- Breakers' revenue. Contact's sales backlog as of the date of filing its report on Form 10-KSB for the fiscal year ended December 31, 2004 (the "Report Date")was $221,000. No royalty income from Ty-Breakers' Patent License Agreement with Du Pont is expected in the future as the Patent License Agreement was terminated in 2003. The cost of sales percentage was 232% for fiscal 2004 and 97% in fiscal 2003. The deterioration in the cost of sales percentage in fiscal 2004 was primarily a result of: (1) significant price markdowns at Contact to close out old inventory on goods from a previous season;
(2) the establishment of a reserve related to writing down obsolete inventory on hand at December 31, 2004; and (3) the effect of warehousing costs on the low sales volume.

While it is expected that Contact will continue to close out excess inventory at the end of a season, the cost of sales percentages incurred in fiscal 2003 and 2004 are not reflective of Contact's targeted pricing structure, which typically carries a gross profit margin of approximately 50%. Moreover, Contact's inventory investment going forward, while expected to increase in line with sales growth, is not expected to consist of a significant level of "risk inventory" since inventory will primarily be manufactured and sold pursuant to specific purchase orders. Inventory, net of reserves, decreased $38,547 as of December 31, 2004 compared to December 31, 2003, as a result of the sale of a significant portion of Contact's finished goods inventory on hand at December 31, 2003, without a concomitant investment in inventory during fiscal 2004, and the establishment of additional reserves related to inventory on hand at December,31, 2004. Management believes that its inventory reserve of $17,158 at December 2004 was adequate. Contact's business plan calls for it to build inventory primarily against approved purchase orders while maintaining moderate amounts of inventory for fill-in orders on fast-moving items.

Selling and marketing expenses of $298,937 in fiscal 2004 were $63,148 (27%) above fiscal 2003 expenses of $235,789. This increase was wholly attributable to salary and associated expense due to hiring a Sales Vice President at Contact in February 2004. These increased expenses were partially offset by reductions in show expenses, promotional expenditures and sampling. While Contact has a continuing commitment to its promotional, advertising and marketing strategy, capital resources required a scaling back of its marketing program during 2004. As of the Report Date management could not predict if this scaling back of its marketing program would continue as it did through fiscal 2005.

General and administrative expenses of $625,329 in fiscal 2004 were $154,822 (33%) higher than the $470,507 incurred in fiscal 2003, the result of higher professional fees, consulting fees and rent, partially offset by lower salary expenses.

The Company sustained a net operating loss of $1,020,624 during fiscal 2004, which operating loss was $313,823 (44%) higher than the net operating loss of $706,801 for fiscal 2003. The higher net operating loss was attributable to: (1) a $93,891 decline at the gross profit line, from the sale by Contact of out-of-season inventory at significantly reduced prices, plus the establishment of inventory reserves for inventory held by Contact at December 31, 2004, the aggregate negative impact of which was partially offset by improvements in Ty-Breakers' gross margin on increased sales; (2) $63,148 in higher sales and marketing expenses; (3) a $154,822 increase in general and administrative costs; and (4) $1,964 in higher non-operating costs.

The continued losses for the Company are attributable to the failure to attain a sufficient level of sales. The Company will need to substantially increase its sales in order to attain profitability. As of the Report Date, management believed, and continues to believe, that it now has the personnel in place to begin to generate significant sales. Contact's planned marketing and promotional expenditures as of the Report Date, - which, provided cash resources were available, were expected to continue to be significant - and would continue to result in operating losses and negative cash flows in 2005. Management believes that the Company will generate sufficient sales to attain operating profitability once it is able to sell its products to national sports specialty retailers and department stores and to the specialty regional multi-store chains. As of the Report Date, this was expected to occur during the second quarter of 2005 (for delivery in the fall of 2006) and is now expected to occur in the first half of 2006. Contact planned to support such sales with its planned advertising and marketing campaign during fiscal 2005 concurrently with delivery of its products to such retailers' stores. Contact further expected that it would reap benefits during fiscal 2005 and beyond from its Agreement (which expired in January 2005) with Jack A. Smith, founder and former CEO of The Sports Authority and Contact continues to expect that such benefits will help it achieve its sales and marketing goals.

Contact's management believes that the small independent retail stores, including the "Mom and Pop" stores, tend to follow the buying habits of their larger counterparts and feel more secure in following the regional and national trends with respect to apparel products. The national accounts, and to a lesser degree the regional accounts, tend to be very cautious with new and emerging apparel lines. A selling strategy focused on the national accounts requires passing the corporate barriers, creating relationships of trust with the buyers and General Merchandise Managers and establishing their confidence that Contact Sports will deliver as promised. All of these efforts are currently ongoing with both national and regional chains.

Management plans to continue focusing on the sales and marketing of Contact's products. Contact plans to recruit additional employees and sales representatives to sell its products to retail stores throughout the United States. Negotiations with major retailers and regional specialty stores are ongoing by Contact's Vice President of Sales and in-house personnel.

Alfa will need to raise significant capital in order to finance its marketing plan for Contact. As of December 31, 2004, the Company had no cash balance, and, as of April 14, 2005, its cash balance was approximately $45,000. Implementation of Contact's marketing plan is the pre-requisite for the Company's attaining a profitable level of sales by the end of 2005 or in 2006. There can be no assurance that the Company will be able to raise the amount of funds necessary to implement Contact's marketing plan.

No significant capital expenditures were incurred during fiscal year 2004, and none are anticipated during fiscal 2005.

Liquidity and Capital Resources

The Company has experienced negative cash flows during the past four fiscal years. The Company incurred net losses of $1,020,624, $706,801 and $789,511 in fiscal 2004, 2003 and 2002, respectively, an aggregate net loss of $2,516,936 for those three fiscal periods. These losses include charges of $87,324, $151,520 and $245,791 in fiscal 2004, 2003 and 2002, respectively, an aggregate of $484,635, covering advertising, marketing, promotional and show expenses for Contact. In addition, the Company incurred expenses of approximately $60,000 during fiscal 2004 and $75,000 during fiscal 2003 in consulting fees for administrative, managerial and marketing services directly related to Contact's marketing strategy.

At December 31, 2004, the Company had a working capital deficit of ($162,116), compared to working capital of $523,466 at December 31, 2003. This decrease of $685,582 is primarily attributable to: (1) a $622,486 decrease in current assets as a result of: (a) a $191,665 decrease in cash; (b) a $397,179 decrease in a receivable from an affiliated party; (c) a $38,547 decline in inventories; and
(2) a $63,086 increase in current liabilities as a result of: (a) $53,235 in additional accounts payable; (b) $52,596 in loans from an affiliate; (c) $23,466 additional accrued payroll liabilities, less (d) $66,225 in lower accrued liabilities and payments to consultants.

At December 31, 2004, the Company had $63,625 in current assets, consisting primarily of $13,449 in receivables and $44,682 inventory net of reserves, and $5,494 of other current assets. The Company's current liabilities at December 31, 2004 totaled $225,741, consisting principally of $119,951 in accounts payable and accrued liabilities, $52,596 in loans due to an affiliate and $53,180 in accrued payroll.

Funds used by operating activities in fiscal 2004 were $944,819, attributable primarily to the net loss of $1,020,624, less aggregate funds of $76,701 from additions to accounts payable and accrued payroll liabilities.

Funds provided by investing activities in fiscal 2004 were $384,750,due to $397,197 in payments from an affiliate, less $12,429 in capital expenditures.

Funds totaling $368,404 were provided by financing activities in fiscal 2004, primarily from proceeds from the sale of preferred stock and loans from an affiliate.

As a result of the foregoing, the Company had no cash balance at December 31, 2004, a decrease of $191,665 from December 31, 2003.

As of the Report Date. the Company intended to rely principally upon Contact for revenue growth and as of the date hereof continues to expect significant revenue growth at Contact. As previously discussed, a comprehensive marketing, advertising, public relations and promotional campaign was scheduled in 2005, concurrently with the delivery of Contact's products to various retail stores. Such a campaign is now expected to occur in 2006. The implementation and continuation of these marketing efforts is contingent upon the continued receipt by Alfa of the necessary financing to fund Contact's marketing plan. Without the receipt of additional funding, and without the Company's ability to substantially increase sales in its Contact Sports subsidiary, the launch and implementation of its marketing and advertising campaign will have to be scaled down, postponed or cancelled, any of which events would significantly affect its ability to continue operations.

To assist in selling all retailers, including the credit-deficient small independent retailers, Contact has entered into a one-year Agreement with a company specializing in factoring receivables. This Agreement commenced in March 2004 and encompasses both USA sales and any foreign sales made by Contact that Contact, in its sole discretion, chooses to assign to the factor. The Agreement is deemed renewed from year to year following the initial term unless terminated with notice by either party and currently remains in effect. Contact is considering entering into a new Agreement with the same company that will maintain all of the current factoring provisions but will also add a borrowing provision against receivables. There can be no assurance that such an agreement can be concluded between Contact and its factor on mutually satisfactory terms. The factoring agreement allows Contact to be assured of payment by the factor of any accounts receivable assigned to the factor, irrespective of whether or not Contact's customer actually pays such account receivable to Contact. Contact has agreed under the factoring agreement to pay the factor an amount equal to 1.5% of any account receivable Contact assigns to it with the stipulation that the minimum monthly amount of such payments will be at least $1,125. For a select number of high risk accounts, defined as Debtors-in-Possession or special accounts, the factor is entitled to receive a surcharge of up to 3% of the assigned receivable. During the fiscal year ended December 31, 2004, Contact assigned receivables totaling $30,218.39 to the factor and paid the factor fees totaling $10,288.45. Any of Contact's accounts receivable assigned to the factor are maintained on Contact's records as an account receivable until payment is received from the factor for such account receivable. All fees paid to the factor are expensed as incurred.

The Company has to a great extent relied on the net proceeds from private placements of its equity securities to fund Alfa's and Contact's operations. In fiscal 2004, the Company sold 12,025 shares of its Series B Convertible Preferred Stock to private investors at $40.00 per share and received aggregate net proceeds of $312,088 during fiscal 2004 and $2,191,945 since inception of the offering.


Results of Operations:

Three Months Ended September 30, 2005 Compared to Three Months Ended September 30, 2004.


Revenue in the third quarter of 2005 was $107,703, an increase of $71,277 (195%)as compared to the same period in 2004. This increase is attributable to an increase in private label sales at Contact. The cost of sales percentage for the third quarter of 2005 of 81% was indicative of the nature of the private label sales shipped during the quarter which carry a lower (typically 20%) gross profit margin than Contact's "branded" merchandise. The Company believes it's cost of sales percentage on its "branded" Contact Sports products will be between 40% and 50%. Contact's inventory is expected to increase in line with sales growth but inventory will generally only be manufactured pursuant to specific purchase orders. Significant inventories of unsold products ("Risk Inventory") are not expected to be maintained by Contact.

Selling, general and administrative expenses were $151,763 during the third quarter of 2005, compared to $223,285 in the third quarter of 2004. This decrease of $71,522 (32%) was primarily attributable to the Company's stringent cost cutting during the period including salaries and consulting fees for internal accounting services.

Contact's marketing and promotional expenditures were not significant during the period but are expected, subject to the availability of financial resources, to be quite substantial in the future as the Company continues to market Contact's product line.

The Company plans, subject to the availability of the necessary financial resources, to continue to put emphasis on: (i) developing the Contact line and brand-name recognition through its advertising and marketing efforts; (ii) further sales penetration of its Contact Sports line into the national and regional specialty sports retail stores and department stores; (iii) supporting Contact's sales efforts with advertising and marketing efforts including customer-specific advertising and marketing programs to drive traffic to the stores carrying Contact's products. In house Contact personnel continue to call on retailers to solicit orders for Contact's products.

As resources permit, Contact will support its product line with advertising and marketing efforts targeted to the markets where the retail stores carrying Contact's products are located and Contact intends, as resources permit, to expand such advertising and marketing efforts on a regional and national basis in line with sales penetration. Contact has created and produced a variety of radio and television ads and print and billboard advertisements as well as a marketing and public relations campaign aimed at creating demand at the consumer level. The foregoing is planned to be targeted to the geographical areas where Contact receives orders from retail stores.

Subject to the availability of the financial resources, additional advertising is planned in conjunction with Contact's product deliveries to retailers. The Contact marketing plan is particularly directed at positioning and establishing a "brand identity" for Contact. The Company views the use of professional athletes and nationally-known recording artists as "Contact spokespersons" in the print and video advertising campaign as very important to this branding effort, and the advertising campaign is planned to feature such Contact spokespersons in video, voice and print. The marketing campaign is intended to establish and reinforce the Contact Sports brand. Subject to the availability of the financial resources to implement its advertising campaign, Contact plans to air commercials - in conjunction with product deliveries to retail stores - on ESPN, ESPN2, BET, MTV and other popular radio stations.

The Company incurred a net loss from operations of $131,875 during the third quarter of 2005 as compared to a net loss from operations of $228,157 during the third quarter of 2004. This $96,282 (42%) decrease in the Company's loss was attributable to the above-mentioned increases in sales revenue at Contact combined with the reduction in operating costs. The Company is experiencing these continued losses due to an insufficient level of sales at Contact.

The Company will need to further increase sales at Contact in order to attain profitability. Management believes that Contact and the Company will continue to generate negative cash flows for the Company during the remainder of 2005 and that a profitable level of sales will only be attained after Contact's "branded" products are successfully sold into its target customers' retail stores. The Company has in the past underestimated the difficulty of launching a new apparel brand but believes that Contact is making progress in this regard. Because of the attractive gross margins that can be obtained with "branded" merchandise, Contact intends to continue its efforts to sell its Contact Sports apparel collections to retail stores. No assurance can be given however that profitable operations will be attained in the near future.

Nine Months Ended September 30, 2005 Compared to Nine Months Ended September 30, 2004.

Revenue in the first nine months of 2005 was $152,537, compared to $63,054 in the first nine months of 2004. This increase of $89,483 (141%) as compared to the same period in 2004 is almost entirely attributable to increased sales of private label merchandise at Contact Sports during the third quarter of 2005 as mentioned above. The cost of sales for the first nine months of 2005 was $148,343 (97%) and was indicative of the nature of the private label sales shipped during the quarter which carry a lower (typically 20%) gross profit margin than Contact's "branded" merchandise. Additionally the cost of sales for the first nine months of 2005 was negatively affected by the $18,807 inventory write-down during the second quarter of existing consignment inventory at a customer's location. The Company believes it's cost of sales percentage on its "branded" Contact Sports products will be between 40% and 50%. Contact's inventory is expected to increase in line with sales growth but inventory will generally only be manufactured pursuant to specific purchase orders. Significant Risk Inventories are not expected to be maintained by Contact. The nature of Contact's business involves taking orders for future delivery, sometimes as much as six months in advance. This allows Contact to avoid, to a great extent, speculating on Risk Inventory.

Selling, general and administrative expenses were $370,254 during the first nine months of 2005, compared to $755,081 in the first nine months of 2004. This decrease of $384,827 (50%) was primarily attributable to the Company's stringent cost cutting during the period including salaries and consulting fees for internal accounting services.

The Company incurred a net loss from operations of $366,343 during the first nine months of 2005 as compared to a net loss from operations of $751,861 during the first nine months of 2004. This $385,518 (51%)decrease in the Company's loss is attributable to the above-mentioned increases in sales revenue at Contact combined with the reduction in operating costs. The Company is experiencing these continued losses due to an insufficient level of sales at Contact.

To be truly effective, Contact's sales efforts for its branded products should be supported by concurrent advertising expenditures, which cannot be presently undertaken due to the Company's weak financial position. Marketing, promotional, advertising and trade show expenditures will need to be undertaken to increase Contact's order taking process for its collections of branded product. While these expenditures will depress earnings in the short run they are critical to Contact's long term objective of establishing the Contact Sports brand.

The Company will need to further increase sales at Contact in order to attain profitability. Management believes that Contact and the Company will continue to generate negative cash flows for the Company during the remainder of 2005 and into 2006 and that a profitable level of sales will only be attained after Contact's "branded" products are successfully sold into its target customers' retail stores. The Company has in the past underestimated the difficulty of launching a new apparel brand but believes that Contact is making progress in this regard. Because of the attractive gross margins that can be obtained with "branded" merchandise, Contact intends to continue its efforts to sell its Contact Sports apparel collections to retail stores. No assurance can be given however that profitable operations will be attained in the near future.

In previous reports management had stated its belief that such sales performance and positive cash flow at Contact might occur in 2005. The difficulty of establishing a new "brand" combined with a lack of the necessary financial resources have often caused events to not develop as forecast by management and management's estimates have frequently required adjustments.

LIQUIDITY AND CAPITAL RESOURCES:

The Company's net loss from operations for the nine months ended September 30, 2005 was $366,343. During the nine months ended September 30, 2005, the Company had a negative cash flow from operations which was approximately offset by a positive cash flow from financing activities which resulted primarily from sales of the Company's equity securities during the nine months ended September 30, 2005.

At September 30, 2005, the Company had a working capital deficit of $(327,157), compared to a working capital deficit of $(162,116) at December 31, 2004. The $165,041 reduction in working capital was primarily attributable to increases in customer deposits, accrued payroll and dividends payable, net of the increases in accounts receivable and inventory during the period. Of the $481,855 of current liabilities at September 30, 2005, - $353,094 or 73% represent amounts which are either (i) due to officers or affiliates or (ii) may be paid in common stock in lieu of cash.

The $323,479 of funds used by operating activities in the first nine months of 2005 resulted primarily from the net loss of $366,343 and increases in accounts receivable and inventory, net of increases in customer deposits and accrued payroll and expenses.

Funds totaling $1,755 were invested in the first nine months of 2005 in computer and telephone equipment.

Funds totaling $327,866 were provided by financing activities during the first nine months of fiscal 2005 from net proceeds realized from the sales of common and preferred stock.

As a result of the foregoing, the Company had a cash balance at September 30, 2005 of $2,632 as compared to no cash balance at December 31, 2004.

The Company will rely principally upon the businesses of its Contact Sports subsidiary and its newly acquired JOL subsidiary for revenue growth .The continuation of Contact's marketing efforts is contingent upon the receipt by Alfa of the necessary financing to fund Contact's marketing plan. Because of the substantial uncertainties discussed herein, including the difficulty of launching a new "Brand" in the apparel business, the Company can presently give no assurance that Contact will attain its objectives with respect to bookings, shipments or sales in the timetable previously described, or in any timetable.

Without the Company's ability to substantially increase sales in its Contact Sports subsidiary and without the receipt of additional funding to implement Contact's marketing and advertising campaign to spur such sales, Contact's selling efforts will have to be scaled down, postponed or cancelled, any of which events would significantly affect Contact's - and possibly the Company's - ability to continue operations.

To assist in selling all retailers, including the credit-deficient small independent retailers, Contact has entered into a one-year agreement with a company specializing in factoring receivables. This Agreement commenced in March 2004 and encompasses both USA sales and any foreign sales made by Contact that Contact, in its sole discretion, chooses to assign to the factor. The Agreement is deemed renewed from year to year following the initial term unless terminated with notice by either party and currently remains in effect. Contact is considering entering into a new Agreement with the same company that will maintain all of the current factoring provisions but will also add a borrowing provision against receivables. There can be no assurance that such an agreement can be concluded between the Company and its factor on mutually satisfactory terms. The factoring agreement allows Contact to be assured of payment by the factor of any accounts receivable assigned to the factor, irrespective of whether or not Contact's customer actually pays such account receivable to Contact. Contact has agreed under the factoring agreement to pay the factor an amount equal to 1.5% of any account receivable Contact assigns to it with the stipulation that the minimum monthly amount of such payments will be at least $1,125. For a select number of high risk accounts, defined as Debtors-in-Possession or special accounts, the factor is entitled to receive a surcharge of up to 3% of the assigned receivable. Any of Contact's accounts receivable assigned to the factor are maintained on Contact's records as an account receivable until payment is received from the factor for such account receivable. All fees paid to the factor are expensed as incurred.

The continuation of JOL's efforts to conclude its proposed substantial real estate development project in Oman is also contingent upon the receipt by Alfa and/or JOL of the necessary financing to fund JOL's business plan. JOL is presently in discussions with the Government of Qatar with respect to a financial settlement to resolve the State of Qatar's contractual obligations to JOL, but as of the date hereof no such settlement has been reached and no assurances can be given that any such settlement ultimately will be reached.

As of the date hereof, Alfa has 4,100,500 warrants outstanding at an exercise price of $0.75 per share of Common Stock. The Company reduced the exercise price of these warrants to $0.60 for the period beginning June 7, 2005 and ending August 12, 2005 (the "Exercise Period"). During the Exercise Period warrant holders exercised 253,500 warrants at the reduced exercise price of $0.60 per share and the Company received net proceeds therefrom of $137,490. The remaining 4,100,500 unexercised warrants are exercisable at $0.75 per share and expire on September 30, 2006.

During the first nine months of 2005, the Company sold 1,450 shares of its Series B Preferred Stock and received net proceeds there from of $29,000.

Prior to the date hereof, the Company has to a great extent relied on the net proceeds from private placements of its equity securities to fund its operations. On December 8, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners, LP. Upon the terms and subject to the conditions contained in the Purchase Agreement and other documents executed coincident with the Purchase Agreement we agreed to sell to Cornell and Cornell agreed to purchase up to $500,000 of secured convertible debentures. The principal sum together with accrued but unpaid interest, at an annual rate of 10%, is payable on or before December 7, 2008.

We have the right, with three business days advance written notice, to redeem a portion or all amounts outstanding under the Convertible Debentures prior to the maturity date as follows: we must pay an amount equal to the principal amount outstanding and being redeemed plus accrued interest thereon, plus a redemption premium of 20% of such principal amount being redeemed.


The Convertible Debenture is convertible into shares of the Company's $0.001 par value common stock ("Common Stock") at the option of Cornell. The number of shares of Common Stock issuable upon a conversion equals the quotient obtained by dividing the then outstanding amount of the Convertible Debenture plus accrued interest thereon to be converted by a price per share equal to 90% of the lowest volume weighted average price ("VWAP") of our Common Stock during the fifteen trading days immediately preceding the conversion date, subject to adjustments set forth in the Convertible Debenture.


Pursuant to the Purchase Agreement, we issued a warrant to Cornell to purchase 257,732 shares of Common Stock for a period of five years at an exercise price of $0.97 per share, subject to adjustment as set forth in the Warrant.


We believe that the funds received and to be received from Cornell will be sufficient to fund and expand our business over the next several months. We anticipate that we will obtain any additional required working capital through the settlement of JOL's outstanding claim with the Government of Qatar, the exercise by the holders of a portion of our outstanding 4,100,500 warrants exercisable at $0.75, a private placement of Common Stock to domestic accredited investors pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act"), or to offshore investors pursuant to Regulation S of the Act. There is no assurance that we will obtain the additional working capital that we need through the private placement of Common Stock. In addition, such financing may not be available in sufficient amounts or on terms acceptable to us. Also there is no assurance that we will obtain the additional working capital that we need through the settlement of JOL's outstanding claim with the Government of Qatar or through the exercise by the holders of a portion of our outstanding 4,100,500 warrants exercisable at $0.75.

                                    BUSINESS

Company History

We were incorporated in New Jersey in 1978. On May 23, 2005 our Board of Directors approved the change of our corporate domicile from New Jersey to Delaware and by way of merger with and into Alfa International Holdings Corp. The change of domicile became effective May 25, 2005.

Alfa was primarily engaged in the import-export business from 1978 through 1986 when it initiated its Ty-Breakers' business involving the production and marketing of imprinted jackets and other promotional apparel products made from Du Pont's Tyvek material. In 1989 Alfa agreed to purchase Nieman Machine Company ("Nieman"), an Arizona based manufacturer of precision machined components used onboard the U.S. Navy's nuclear powered fleet. Nieman was acquired in December 1991 from Frank Drohan, Alfa's current President and CEO, in a stock transaction and Mr. Drohan joined Alfa as its President and COO. From 1989 through 1992 Alfa pursued its import-export business and its promotional Ty-Breakers business and attempted to expand the Ty-Breakers business into retail outlets nationwide. In November 1992, concurrent with the end of the Cold War, Nieman's business dramatically declined after all of its contracts were cancelled when the U.S. Government terminated its Seawolf submarine contracts. Nieman was liquidated in an orderly fashion and its assets were sold. During the same period, Alfa sold its import-export business to its then current Chairman & CEO who subsequently left Alfa's employment whereupon Mr. Drohan became Chairman, President & CEO. In December 1992 Alfa filed for protection under Chapter 11 of the Federal Bankruptcy Code (the "Code") and in March 1993, with the approval of the Court, sold its Ty-Breakers business to Rif International Corp. ("Rif"), a company owned by Mr. Drohan. Rif was a distributor and builder in Libya for National Steel Products Company of Houston, Texas and was active in the construction business in the Middle East from 1977 through 1984. In August 1996 Alfa was reorganized under the Code and discharged from bankruptcy proceedings and released from the supervision of the Bankruptcy Court. Alfa was inactive from April 1993 to until January 1997 when it purchased Rif and continued the Ty-Breakers business. In September 2001 Alfa purchased Contact Sports, Inc. Contact designs, manufactures and markets athletic apparel. Since 2001 Alfa has concentrated the majority of its efforts on the development of Contact's business and brand and, while minimal sales are still made in its Ty-Breakers business, it has discontinued active marketing of its Ty-Breakers products. On October 11, 2005 Alfa acquired Journey Of Light, Inc., a Delaware company, as a wholly owned subsidiary. JOL is an early stage development company active in the real-estate development business in the Sultanate of Oman. Alfa's present focus is on the development of the businesses of JOL and Contact Sports.

Products, Marketing and Distribution
------------------------------------

Contact Sports
--------------

Contact is in the business of designing manufacturing and marketing a unique line of fashion forward athletic and lifestyle apparel. Several collections of basketball athletic shorts and jerseys have been designed and manufactured in addition to a collection of fashion-right quality T-Shirt designs covering a variety of sports. Also included are a fashionable assortment of sweat suits, jackets and outerwear along with caps and accessories. The entire line is moderately priced with high-perceived value for distribution to national chains, department stores and specialty retailers. The design philosophy is a fashionable, edgy look, and the fabrics are high-quality goods, including cottons, micro fiber, velour and several custom fabrics, including moisture management performance fabrics. A gym-to-street theme runs throughout the line. Management is concentrating its efforts on the development and expansion of Contact's business and brand.

Contact markets its products through industry trade shows, advertising, street teams, tie-ins with rap artists, fashion shows, direct mail, print advertising, promotional events and parties which it sponsors, as well as video presentations for major customers. The Company has devoted a significant amount of its resources to Contact's sales and marketing efforts. During fiscal 2004 and 2005 Contact worked at establishing and cultivating strategic partnerships with the regional and national department store and athletic store chains and at expanding Contact's product offerings and developing new products and designs to keep in step with changing consumer preferences. Contact also upgraded its marketing plans and materials as a result of ongoing market research. Contact is attentive to closing sales with its high probability customers, with a particular emphasis on the athletic retailers who tend to display product for longer periods before discounting and who offer smaller discounts overall than their department store and specialty store counterparts.

As resources permit, Contact continues to support its product line with advertising and marketing efforts targeted to the markets where the retail stores carrying Contact's products are located. Contact intends, as resources permit, to expand such advertising and marketing efforts on a regional and national basis in line with sales penetration. Contact has created and produced a variety of radio and television ads and print and billboard advertisements as well as a marketing and public relations campaign aimed at creating demand at the consumer level. The foregoing will be targeted to the geographical areas where the retail stores carrying Contact's products are located.

Additional advertising is planned to be rolled out in conjunction with product deliveries to retailers. The Contact marketing plan is particularly directed at positioning and establishing a "brand identity" for Contact. The Company views the use of professional athletes and nationally-known recording artists as "Contact spokespersons" in the print and video advertising campaign as very important to this branding effort, and the advertising campaign will feature such Contact spokespersons in video, voice and print. The marketing campaign is intended to establish and reinforce the Contact sports brand. Commercials are planned to air - in conjunction with product deliveries to retail stores - on ESPN, ESPN2, BET, MTV and popular radio stations.

Early in the first quarter of 2004, Contact hired its Vice President of Sales, who has over twenty-five years of experience selling to the specialty and department store accounts who are Contact's target customers. His mandate is to use his influence and relationships to eliminate the corporate barriers at the national and multi-store regional chains that Contact has targeted as its potential customers. Management believes that the national and regional chains will generate the greatest growth for the Company and sales to such customers will facilitate selling the smaller independently owned retail stores which are focused on buying brands with national appeal. Contact plans to hire qualified sales representatives with reputations for success in the athletic/urban markets to sell these small independent stores.

In-house employees attend trade shows and do direct selling to retail accounts. During 2004 the Company participated in both MAGIC Shows held in Las Vegas which had approximately 110,000 attendees from around the world. The MAGIC show is the premier - twice a year - trade show for the fashion and athletic apparel businesses and is attended annually by thousands of retailers from across the United States and foreign countries. Contact's personnel had specific appointments with several national sporting goods and department store retail buyers and, as a result of those meetings, have conducted several follow up meetings with these buyers at their respective offices. As resources permit, Contact plans to exhibit at the two yearly MAGIC shows. Contact plans to move its display space at such future shows from the more urban street wear section of the show to the athletic area to showcase its athletic fashion and lifestyle products. The Company plans, subject to the availability of resources, to continue to put a major emphasis on: (i) developing the Contact line and brand-name recognition through its advertising and marketing efforts; (ii) further introduction of the Contact Sports line to the national and regional specialty sports retail stores and department stores; (iii) supporting Contact's sales efforts with advertising and marketing efforts including customer-specific advertising and marketing programs to drive traffic to the stores carrying Contact's products.

The Contact marketing plan is particularly directed at establishing a "brand identity" for Contact, and, in this regard, the Company has contracted with four professional athletes and three nationally-known recording artists to appear in Contact's print and video advertising campaign and to participate in Contact's marketing campaigns. These athletes and artists participated in the production of Contact's print, radio, T.V., Internet and video advertising campaign. This advertising and marketing campaign is intended to establish and reinforce the Contact Sports brand and to support sales at the consumer level in the retail stores carrying Contact's products. The artists and athletes were under contract with Contact Sports through the end of the first quarter of 2004. These athletes and artists have indicated their willingness to continue to work with Contact in its marketing campaigns beyond the expiration dates of their respective original contracts. The Company is actively pursuing negotiations with the athletes and artists to extend the terms of those agreements, but no assurances can be made at this time that the Company will be successful extending such agreements or in signing new agreements with those individuals.

Three nationally recognized recording and rap artists - Prodigy from Mobb Deep, Black Rob and Kay Slay; and four professional basketball players currently in the NBA - Erick Dampier, starting center for the Golden State Warriors; Felipe Lopez, point guard for the Minnesota Timberwolves; Tierre Brown, point guard for the Houston Rockets; and Erick Barkley, point guard for the San Antonio Spurs - are prominently featured in this campaign. These artists and athletes participated in the production of Contact's print, radio, TV, internet and video advertising campaign and have agreed to act as spokespersons for Contact. Discussions are presently being held with other such athletes and recording artists. Several national print advertisements featuring the athletes and artists in targeted magazines are now in place to support product deliveries to retailers. Additional national print and outdoor advertising are planned to be rolled out in conjunction with product deliveries to retailers. The Contact marketing plan is particularly directed at positioning and establishing a "brand identity" for Contact. The Company views the use of professional athletes and nationally-known recording artists as "Contact spokespersons" in the print and video advertising campaign as crucial to this branding effort. The comprehensive advertising campaign is planned to feature the Contact spokespersons in video, voice and print - right down to the product hangtags. The marketing campaign is intended to establish and reinforce the Contact Sports brand. Advertising in several national magazines directed specifically at our target consumers has appeared in the first half of 2004. While these national print advertisements are designed to create demand at the consumer level and support product deliveries, they also demonstrate the evolution of the brand to retail buyers who are Contact's customers. Contact plans to continue periodic print ads in national magazines to reinforce the brand.

Contact maintains a showroom in New York City at the Empire State Building. The Company views its New York City showroom as important to its efforts to reach the buyers at major retailers throughout the U.S., many of whom often visit New York for various "market weeks". During all of 2004 and 2005, Contact has made presentations at its showroom to a variety of retailers, including several major retailers. Attendance at industry trade shows, street teams, tie-ins with rap artists, fashion shows, direct mail, print advertising, promotional events as well as video presentations for major customers and a worldwide web presence, will supplement Contact's marketing efforts. The Company plans to expend a significant amount of its resources on the marketing effort for Contact's products and on a "brand awareness" campaign.

The Contact Sports website at www.contactsports.net contains much of the film and audio shot for the marketing and public relations campaign. Consumers and retailers may view Contact's product line, sample commercials and other marketing materials where the Company's spokespersons are prominently portrayed. The same sample television, radio and print advertisements and other marketing materials were incorporated into a CD-Rom devised as an interactive sales tool for use by Contact's sales representatives to secure orders from retailers.

Contact has developed a "private label" product line consisting initially of outerwear under the Ty-Breakers label (which is owned by Alfa) for sale to mid-tier mass-market retailers. The company intends to utilize its established overseas manufacturing resources to create less expensive products and sell them under the Ty-Breakers label, and in select cases under stores' own brand labels, to retail stores where such private label sales represent a substantial percentage of all products sold. Contact created this secondary revenue stream in a manner that will not interfere with or damage the Contact brand. To date Contact has received several such private label orders and all such product sold will be manufactured pursuant to specific purchase orders and no unsold inventories will be maintained.

Contact has a four-year consulting agreement (the "Volkov Agreement"), covering the period from April 2002 until April 2006, with Olympic gold medal winner and former starting forward for the NBA's Atlanta Hawks - Alexander Volkov. Mr. Volkov was the Minister of Sports of Ukraine from 1999 to 2000. He is presently a member of the Board of Directors of the Northern European Basketball League
(NEBL) which he helped to found, a Vice-President and board member of the Basketball Federation of Ukraine and a member of the Board of Directors of FIBA
- Federation Internationale de Basketball, an independent non- profit association founded in 1932 comprising 208 national basketball federations throughout the world and which is basketball's governing body. The Volkov Agreement contemplates Mr. Volkov's involvement in the Company's marketing and sales efforts in the United States, Europe and the states of the former Soviet Union. Specifically, Mr. Volkov will assist the Company in securing the services of active NBA players to participate in Contact Sports' advertising and marketing campaigns and with any negotiations the Company may have with the NBA. He will also assist in the recruitment of local star players in Europe and Ukraine for Contact's marketing efforts in those markets. Mr. Volkov has also agreed to assist Contact in its sales and distribution efforts in Ukraine and Europe through personal introductions to the relevant sports apparel importers and marketers in those markets.

Contact's two-year consulting agreement (the "Smith Agreement") with Jack A. Smith, founder and former chief executive officer of The Sports Authority expired in January 2005. Mr. Smith provided the Company with a broad array of consulting advice in the areas of marketing, sales, product positioning and general management. Mr. Smith was a former president of the National Sporting Goods Association and has a wide universe of contacts among sporting goods retailers who are Contact's potential customers. Mr. Smith has made several key appointments for Contact with various large retailers. Contact maintains a good relationship with Mr. Smith and is contemplating a new agreement with him. Contact may also call on Mr. Smith in the near future on a project specific basis for a yet-to-be determined consulting fee.

Contact has a contractual arrangement with a major national warehouse distribution company (the "WD"). The WD receives and stores Contact's inventory from its overseas vendors, and picks, packs and ships orders to Contact's customers and performs all inventory management functions. In addition, the WD has the capability to interface electronically with Contact and its customers with respect to accounting and shipping functions.

Contact designs its products in-house but has its apparel products manufactured according to its specifications by unaffiliated third parties in the United States and Asia and management believes that Contact's products are of comparable or better quality than similar athletic products offered at the same price points by other manufacturers.

Contact has developed vendor relationships with several offshore garment manufacturers in China, Pakistan, Korea, Vietnam and the United Arab Emirates. As a direct result of these efforts, Contact has realized substantially decreased production costs, consistent quality and much greater competitiveness for its products than it had theretofore achieved. Contact will rely on these sub-contractors for the manufacturing and production of various apparel products.

TY-BREAKERS
------------

Ty-Breakers markets custom-printed Tyvek and Kensel apparel as promotional products (the "Custom Business"). Customers who have purchased custom Tyvek and Kensel apparel include brewers, food distributors, automotive companies, hotels & resorts and other major corporations as well as athletic associations, sponsors of sporting and special events and fashion designers. The custom-printed apparel is used as promotional, advertising and marketing items by these organizations. Ty-Breakers' Tyvek jacket has become its primary product for corporate identity, advertising and promotion purposes. Other custom Tyvek products include hats, bags, aprons and banners. In the Custom Business, Ty-Breakers markets its products primarily through advertising, its web site and referrals from Du Pont and the Advertising Specialty Institute. Ty-Breakers is one of only three companies recommended by Du Pont, when potential customers call Du Pont seeking Tyvek apparel.

Tyvek, a synthetic material produced by Du Pont, is made of 100% polyethylene and is exceptionally strong, water-resistant, windproof and printable. Kensel, made by laminating a poly-cotton or other material to Tyvek, is the trade name used to identify Ty-Breakers' proprietary patented fabric material. Apparel products made from Kensel have a more substantial "feel" than products made from Tyvek. Under a Patent License Agreement executed by Ty-Breakers and Du Pont in December 2000, Ty-Breakers granted Du Pont the exclusive right to manufacture and sell the Kensel material and Du Pont agreed to pay royalties to Ty-Breakers on all such sales. During the first quarter of 2003, DuPont elected to discontinue manufacturing and selling all Kensel fabrics and terminated the Patent License Agreement. Ty- Breakers' final royalty payments from Du Pont were not material. Since the first quarter of 2003, Du Pont has recommended Ty-Breakers several times to potential customers as the source for Kensel. Du Pont presently produces all of the Tyvek material.

Sales of custom Tyvek and Kensel apparel are not made through any long-term contracts and tend to be cyclical. Ty-Breakers has received several repeat orders from its promotional customers, but, because of the nature of the business, custom promotional sales tend not to be repeat orders.

Ty-Breakers will continue to rely primarily on its Hong Kong and China sub-contractors for the production requirements for its Ty-Breakers apparel.

JOURNEY OF LIGHT, INC.
-----------------------

Journey of Light, Inc. (" JOL") was incorporated on October 14, 2003 in the State of Delaware. On October 11, 2005, JOL was acquired by Alfa as a wholly owned subsidiary (the "Acquisition"). One of JOL's founding shareholders, Mr. Frank J. Drohan, was JOL's President and Chief Executive Officer and owner of approximately 27% of the common stock of JOL at the time of the Acquisition. Mr. Drohan is also President and Chief Executive Officer of Alfa International Holdings Corp. JOL was formed for the purpose of developing approximately 200 acres of beachfront property in Doha, Qatar (the "Qutopia Project " or "Qutopia"). Pursuant to a contract ("Contract") between JOL and the Government of Qatar ("Qatar"), Qutopia was to be situated on land provided to JOL by Qatar under a 99 year lease at a nominal rental rate. Pursuant to the Contract, the development of the Qutopia Project was intended to result in JOL owning and operating a series of different businesses in Qatar. The Qutopia Project was intended to be a mixed-use recreational, retail and commercial site intended to become the premier tourist "family destination" in the region.

Qutopia Project in Qatar.

JOL will not now develop the Qutopia Project in Qatar and negotiations are ongoing with the State of Qatar to resolve the Qatar's contractual obligations to JOL. Management expects that such negotiations will, by the end of the first quarter of 2006, result in a friendly resolution, but referral of the matter to arbitration as called for in the Contract may occur. Pursuant to the terms of the Contract, the Company prepared a Feasibility Study for the Qutopia Project and presented the completed Feasibility Study to the government of Qatar. Qatar was obligated under the Contract to approve or disapprove the Feasibility Study in writing by July 31, 2004, which time was extended to September 30, 2004; and Qatar was further obligated to not unreasonably withhold its approval of the Feasibility Study. In July 2005, after numerous meetings and discussions, Qatar rejected JOL's Feasibility Study. Management believes that the Qatar government unreasonably withheld its approval and negotiations are presently being conducted with counsel to the State of Qatar to resolve Qatar's contractual obligations to JOL. The implementation by JOL of the project in nearby Oman will have no effect on JOL's contractual agreement with the State of Qatar.

The Project in Oman.

JOL's management was approached to propose a modified form of the Qutopia project (the "Oman Project") to the government of the Sultanate of Oman (the "Government") and a formal presentation of the Oman Project was made to the Government in Oman on February 12, 2005. On March 15, 2005, the Oman Project was approved by the Government. JOL's management met with the Minister of Tourism and other Government authorities in early April 2005 and conducted final negotiations with respect to JOL's implementing the Oman Project in Oman. On August 1, 2005, the Ministry of Tourism of the Government (the "MOT") and JOL signed a memorandum of understanding ("MOU") memorializing the legal and commercial aspects of the Oman Project's development. The MOU memorializes the parties agreement to (a) form an Omani company (the "Project Company") to implement the Oman Project, (b) have the MOT provide 800,000 square meters (about 200 acres) of beachfront land (the "Land") for the Oman Project in return for the MOT being an equity participant in the Project Company, (c) have the MOT provide additional land as necessary to assure the Oman Project's agreed upon financial returns, and (d) have the MOT underwrite any possible losses in the cultural and heritage portions of the Oman Project. In September 2005, the MOT increased the Land allocated to the Oman Project by adding an additional 200,000 square meters (about 45 acres) of land adjacent to the original Land. The Land constituting the Oman Project site is now 1,000,000 square meters (approximately 245 acres) of beachfront land facing the Gulf of Oman and is near the Muscat International Airport just west of the capital city of Muscat. The MOU specifies that, in return for its equity participation, the MOT will transfer ownership of the Land to the Project Company.

The cultural & heritage theme park and exhibition areas within the Project, to be known as the "Landmark," is planned to be an innovatively designed development that will combine cultural and heritage components with tourism attractions. The Landmark will be owned and operated by a separate joint venture company (the "Landmark Company") where the minority interest will be owned by the Project Company and the majority interest will be owned by the Government of Oman who will underwrite all operating losses, if any, of the Landmark Company. Management of the Landmark will be by the Project Company under a separate fee arrangement with the Landmark Company. The Project Company (of which JOL will be the majority shareholder) will own, operate and manage the entire Oman Project other than the Landmark - which will be owned by the Landmark Company but managed by the Project Company. The MOU further provides that, subject to the Government's approval of the Oman Feasibility Study presently being prepared, the parties will thereafter negotiate a legally binding "Heads of Terms Agreement" which will define the major terms of the final Shareholder Agreement and Development Agreement between the Project Company and the MOT. Discussions regarding the final agreements to be entered into and the corporate structures to be formed are presently underway between the parties.

The Oman Project is planned to be an integration of cultural, educational, tourism and entertainment activities and, as currently planned, includes a theme park & exhibitions; hotels; restaurants; commercial and retail businesses; office space and residential units. Additionally, it includes the construction and sale by the Project Company of approximately 2,000 residences (the exact number of residences being subject to final site study & master planning by
JOL). It will be located on the Land which is adjacent to the Gulf of Oman and directly next to one of the largest ongoing government sponsored tourist developments in the country - The Wave Project.

Presently JOL is, as required by the MOU, finalizing the master plan and feasibility study for the Oman Project. Pursuant to the MOU, which is not a legally binding agreement, the parties have, as of the date hereof, agreed that JOL will make a formal presentation of the Oman Project to the Government sometime between January 31, 2006 and February 15, 2006. Shortly thereafter, it is expected that the parties will enter into a legally binding agreement for the development of the Oman Project. JOL has engaged the services of Michael Baker Corporation ("Baker") of Pittsburgh, PA to assist it in preparing the masterplan and feasibility study for the formal presentation. Baker is highly experienced in all aspects of design, engineering, program management and construction management for large scale construction and development projects. It is presently anticipated by JOL that Baker will be appointed as Program and Construction Manager for the Oman Project. The MOU provides that the implementation of the Oman Project precludes the development of an identical such project by JOL in any of the nearby countries.

JOL estimates, based on present assumptions which are subject to modification, that the development and construction costs for the Oman Project will be approximately $1.1 billion. The residential units will account for approximately 50% of the cost. The balance of the construction costs will be utilized to build the various hotel, retail, shopping and rental property businesses, to be owned and operated by the Project Company, and the Landmark, to be owned by the Landmark Company. The Company is presently conducting discussions with several prospective lenders, investors, partners and international hotel operators.

JOL maintains its principal executive office in New York, N.Y. The Company plans to open a branch office and/or a Project Company office in Muscat, Oman in the near future.

Alfa acquired JOL as a wholly owned subsidiary on October 11, 2005.


Competition:
-------------

The real-estate development business in Oman is less competitive than that of nearby Dubai which has seen rapid development of its tourism sector over the past few years. Nevertheless there are many companies in Oman with substantially greater financial, managerial and personnel resources than JOL possesses and several such competitors have already-established organizations and track records. However, JOL believes that its development concept for the Oman Project is unique and appealing and this has been reinforced by its enthusiastic acceptance by the Oman Government. Once "Site Control" ( i.e. ownership of the Land by the Project Company) is established with the signing of the Development Agreement, any competition that may exist relative to alternate uses for the Land (which is generally recognized locally to be a high-value location) will not be a further factor with respect to the Oman Project. Moreover the acquisition of the Land by JOL for the Oman Project was specifically approved by His Majesty the Sultan, the Ruler of Oman. The various businesses to be owned and operated by JOL (theme park & exhibitions; hotels; restaurants; commercial and retail businesses; office space and residential units) will all be subject to the usual and customary competitive threats of such businesses, but JOL believes that the location of the Land will be a positive factor in ameliorating such threats.

The athletic apparel business in the United States is a highly- competitive business populated by many companies with substantially greater financial, managerial and personnel resources than Contact possesses and is characterized by heavy advertising, promotion and price competition. Several such competitors have already-established brands. However, within its niche of fashion athletic and lifestyle apparel, management believes that Contact's proprietary designs and artwork, combined with its planned advertising and promotional campaigns, will make its products stand out. Contact believes it can successfully compete in this highly competitive marketplace through a combination of unique and distinctive product designs, superior quality offerings, competitive pricing and aggressive brand-building efforts. Management believes that a significant effort will be required for Contact to establish the brand identity necessary for its ultimate success. Contact has begun and intends to continue such brand-building/brand- awareness efforts. Contact holds a U.S.-registered trademark on the name "Contact Sports". (SEE: Products, Marketing & Distribution, and "Patents, Copyrights and Trademarks")

Ty-Breakers is aware of only two other competitor companies in the U.S which sell imprinted Tyvek apparel and at least two other non-U.S. companies. Moreover, the Company is certain that no U.S. company is marketing Kensel apparel for which Ty- Breakers holds the U.S. patent. (SEE: "Patents, Copyrights and Trademarks"). Ty-Breakers is also directly and indirectly in competition with other consumer goods manufacturers and promotional and premium companies, all of which are in highly competitive industries. Most of these companies have substantially greater financial, managerial and personnel resources than Ty-Breakers possesses.

Manufacturing and Production / Design, Delivery and Construction:
------------------------------------------------------------------

JOL intends to utilize a wide array of world class designers, architects, contractors, content providers and consultants, many of whom have already been identified, to realize the Oman Project. There are many such service suppliers with competitive pricing available. JOL does not believe that the loss or unavailability of any such designers, architects, contractors, content providers, consultants or suppliers would have a material, adverse impact on JOL's business or operations. In this regard, JOL views its likely selection of Baker (or another company of similar caliber) as its primary consultant and Program Manager, as a decision that greatly advances JOL's ability to manage and implement the Oman Project successfully. Many organizational and management challenges, most of which are not trivial, will need to be addressed and overcome by JOL in order to execute the development and construction, but once the Development Agreement is executed, JOL views the major obstacle to final implementation to be the financing of the Project, not its execution. In this regard JOL is presently conducting discussions with several prospective lenders, investors, partners and international hotel operators.

Contact does not own or directly operate any manufacturing or production facilities and has no future plans to do so. The Company contracts with various unaffiliated manufacturers, screen printers and cut and sew contractors in the United States and Asia to manufacture its products in accordance with Contact's design, specification and production schedules.

Contact does not engage in any significant research and development activities but does incur a modest amount of non- recoverable costs associated with manufacturing samples for new fashion collections. Such samples are generally used by Contact's sales people for display at trade shows and showrooms and to make sales presentations to retail customers. Contact's production requirements are manufactured pursuant to specific purchase orders, and management does not plan to maintain significant inventories. Management may, from time to time, elect to maintain inventories of what it perceives as specific, fast-moving products for the purpose of re-orders or fill-in orders. Contact's investment in inventory is expected to grow relative to sales, but its philosophy of manufacturing products only against confirmed customer orders will not change radically. Contact presently purchases its raw material requirements from several domestic and overseas suppliers and cut and sew contractors. There are many such suppliers with competitive pricing available. The Company does not believe that the loss or inability of any such supplier or contractor to deliver goods or manufacture products for Contact would have a material, adverse impact on Contact's business or operations. Moreover, the Company uses overseas cut and sew contractors who provide a full package turn-key service (i.e. they source and/or supply all fabric, markers, patterns, accessories, hang tags, hangers, etc.) and deliver only finished goods to Contact. Contact believes it maintains a good working business relationship with its contractors and suppliers but does not have any written agreements with them.

The designs for Contact's products are executed in-house by Contact's designer. Certain designs are conceptualized in-house and then contracted to independent designers and/or artists where they are executed under the supervision of Contact's designer. All copyrights to all artwork executed by such independent designer/artists are the property of Contact. (See: "Patents, Copyrights and Trademarks"). Apparel designs are typically created in collections, each with a distinct range and fabrication and usually consist of several coordinated items including shorts, jerseys, T-Shirts, pique shirts, shooting shirts and pants in several different colorways. Currently the Company has designed five distinct collections all at moderate price points. Retail buyers have the ability to choose from multiple coordinated apparel items from each collection. Moderately priced coordinated separates are also designed in various fabrications and colorways. Contact actively monitors the retail marketplace to determine and react to changes in consumer preferences and trends.

Ty-Breakers purchases all of its Tyvek requirements directly from Du Pont in the United States or from Du Pont's Asian agent. The inability or failure of Du Pont or its Asian agent to deliver this material to Ty-Breakers would have a material, adverse effect upon the operations of Ty-Breakers. Ty-Breakers has never had any significant problems in obtaining Tyvek from Du Pont or its agent for its manufacturing needs, nor does it anticipate a shortage in the foreseeable future. Ty-Breakers believes it maintains a good working business relationship with Du Pont and its Asian agent. The artwork and design of client's logos and images for the Tyvek and Kensel apparel in the Custom Business is usually coordinated with the client's advertising personnel.

Patents, Copyrights and Trademarks
-----------------------------------

JOL owns the copyrights to all drawings, renderings, writings, computer files, models, engineering & architectural studies and drawings and other such like intellectual property associated with the Qutopia Project and the Oman Project produced for it by its consultants.

Contact is not dependent upon any patent, trademark or proprietary right of another with respect to its designs or products. Under agreements with its outside artists and designers, Contact owns the copyrights to all art produced for Contact. Contact owns all U.S. rights to the trademark "Contact Sports" as registered with the U.S. Patent & Trademarks Office.

Ty-Breakers is the owner by assignment of U.S. Patent number 5,150,660 (the "Patent") which covers the material marketed under its registered trademark, Kensel. The Kensel material is made by laminating a poly-cotton or other material to Tyvek, thereby producing a leather-like material with a good hand and substantial feel. Ty-Breakers' exclusive right under the Patent to manufacture and sell Kensel products in the United States runs until the year 2009. In December 2000, Ty-Breakers entered into a Patent License Agreement with Du Pont, whereby Ty-Breakers granted Du Pont the exclusive license to manufacture and sell products covered by the Patent, and Du Pont agreed to pay royalties to Ty-Breakers on its sales of Kensel material. Ty-Breakers also granted Du Pont a license to use the Kensel trademark. This Patent License Agreement was terminated in 2003.

Governmental Regulation
------------------------

The Company does not require any U.S. governmental approval of its Products, nor does the Company anticipate any negative effects on its business from any existing or probable U.S. governmental regulations. The Company has no costs or effects on its operations associated with compliance with any local, state or federal environmental laws in the United States. It is too early to definitively know if JOL may incur costs or suffer effects on its operations associated with compliance with environmental laws or other regulations in the country of Oman, but the Company does not anticipate any negative effects on its business from any existing or probable Oman governmental regulations.


Employees and Sales Representatives
------------------------------------

JOL has made use of a wide variety of consultants to date in order to prepare its designs, marketing, financial and feasibility studies. Subsequent to signing the binding Development Agreement with the Government of Oman, JOL expects to hire several employees at its New York office and at the office it plans to open in Oman. Notwithstanding the foregoing, JOL plans to continue to utilize the services of highly specialized consultants and sub-contractors to execute the majority of the work required to execute and deliver the Oman Project. To date JOL's President together with outside consultants have handled all the work required. While total future direct employment at JOL will undoubtedly be greater than at present, it is not possible to predict with accuracy at this time since many tasks are expected to performed by direct employees of the Project Company of which JOL is expected to be the majority shareholder.

Contact engaged and dismissed several independent sales representatives throughout 2003 and into the first quarter of 2004. Pioneering efforts by independent sales reps and rep groups typically selling multiple product lines, often with competing products, were problematic. The larger national and regional sporting goods retailers and department stores are generally reluctant to risk carrying an emerging branded product such as Contact Sports. Contact Sports presently has no independent sales representatives. As Contact's in-house sales people achieve a more broad distribution of product to its target customers Contact's objective is to attract and hire qualified independent sales reps that will then have the benefit of testimonials from specific retailers where the product has already been placed. The Company presently has four employees, two of whom are officers and directors of Alfa. Alfa or Contact has or had employment agreements with those four individuals. One of the four individuals, formerly an employee and Vice President of Sales of Contact Sports, had an employment agreement with Contact. Effective January 15, 2005, this individual became a consultant to Contact, and his employment agreement was terminated. None of the present employees however receive regular salary payments but, as funds have been available to the Company, some payments in the form of consulting fees are made to them. (See "Executive Compensation"). The Chief Executive Officer of Alfa serves as a director of each of Alfa's wholly-owned subsidiaries. (See "Directors and Executive Officers of the Registrant" and "Executive Compensation")



                             DESCRIPTION OF PROPERTY

We maintain our corporate offices at The Empire State Building, Suite 1103, 350 Fifth Avenue, New York, N.Y. 10118. The premises are leased by Contact Sports under a lease expiring February 28, 2013. The lease specifically permits Alfa, JOL and Ty-Breakers to co-occupy the space. Contact also leases warehouse space at 888 Newark Avenue, Jersey City, New Jersey 07306 on a month-to-month basis.

                                LEGAL PROCEEDINGS

We are not currently party to any legal proceedings required to be disclosed herein.


                        DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth current information regarding our executive officers, senior managers and directors:



Name                     Age       Position
----                     ---       --------

Frank J. Drohan           60       Chairman of the Board of
                                   Directors, President, Chief
                                   Executive & Financial Officer

Charles P. Kuczynski      51       Vice-President, Secretary and
                                   Director

Salvatore J. Bucchere     61       Director

Kevin O'C. Green          57       Director

Louis J. Lombardo         61       Director



Frank J. Drohan has served as a Director, Chairman of the Board, President and CEO of Alfa since 1991. Mr. Drohan was also Chairman of the Board, President and sole shareholder of Rif International Corp., a privately held New York company which had extensive overseas construction activities in the Middle East and North Africa between 1977 and 1986. Rif ultimately acquired the Ty-Breakers business, assets and patent, changed its name to Ty-Breakers Corp. and was acquired by Alfa on January 23, 1997. Mr. Drohan serves as a Director and Chairman of the Board of Alfa's wholly-owned subsidiary, Ty- Breakers Corp., and as Chairman of the Board and Chief Executive Officer of its wholly-owned subsidiaries, Journey of Light, Inc. and Contact Sports, Inc.

Charles P. Kuczynski has served as a Director and Secretary of Alfa between 1988 and 1993 and from 1996 to the present. Mr. Kuczynski was employed as Vice-President of Sales for Ty- Breakers from 1993 until its acquisition by Alfa in 1997. Mr. Kuczynski is the inventor of KENSEL, and a patent for KENSEL was issued in his name in September 1992, which patent subsequently was assigned to Ty-Breakers. He presently serves as the President, Secretary and a Director of Ty-Breakers. Mr. Kuczynski also serves as the Vice-President, Secretary and a Director of Contact Sports, Inc., Alfa's wholly-owned subsidiary acquired in September 2001and of Journey of Light, Inc., Alfa's wholly-owned subsidiary acquired in October 2005.

Salvatore J. Bucchere has served as an outside Director of Alfa since October 2001. Mr. Bucchere holds a bachelors degree in business administration in Accounting from St. Johns University in New York. From 1965 to 1968 he was employed as a management consultant with Arthur Young & Co. and Main LaFrentz & Co. in New York. From 1968 to 1971, Mr. Bucchere taught accounting and law at Bishop Ford high school in Brooklyn. From 1971 to 1977, he served as the Secretary and Vice president of Centennial Industries, as a director of its Biddle Purchasing Co. subsidiary and as president of its Jabro Automotive Co. subsidiary. During this time, he was one of the founders, with Mr. Drohan, of Biddle International Sales Co. From 1977 to 1979, he was a Vice President and Director of Rif International Corp. From 1979 to 1982, he was Executive Vice President of Custom Carburetor Co., and, from 1982 until its dissolution in 2003, he was Chairman of the Board and controlling shareholder of Columbia Products Co., formerly a manufacturer and distributor of rebuilt carburetors and automotive parts in the eastern United States. Mr. Bucchere is Chairman of Alfa's Audit Committee.

Kevin O'C. Green has served as one of our Directors since 2002. Mr. Green graduated from St. Peter's Preparatory School, Jersey City, New Jersey in 1966. Attending the College of St. Thomas, St. Paul, Minnesota, he graduated with majors in Geology and Philosophy in 1970. Mr. Green is the President, Chief Executive Officer and major shareholder of Las Marias Mining Co., a Honduran limited liability company active in fields of gold, sand and gravel mining. He attended the University of Minnesota Law School graduating in 1975. Mr. Green has practiced law in Minnesota as a trial lawyer handling several significant pieces of litigation, including the recent wrongful death claim by the Estate of Korey Stringer against the Minnesota Vikings. Mr. Green's practice of law has extended to several different states where he has been lead counsel. He has extensive experience in business litigation including securities fraud. He has represented many business clients over the years, including the Minneapolis Star and Tribune.

Louis J. Lombardo has served as one of our Directors since July 1, 2005. Mr. Lombardo recently retired after 35 years at American Express where he served as Executive Vice President -Travel Related Services. In this capacity Mr. Lombardo led an organization of worldwide operating centers employing over 14,000 people and managed a $1.3 billion operating budget and a $600 million capital budget. His responsibilities included controlling International Risk Management & Global Fraud as well as customer service for both Cardmembers and Merchants. Mr. Lombardo is President of LJL Consulting Corp., a consultant company which he owns. He also operates two privately held businesses. Mr. Lombardo holds an MBA degree from New York University. Mr. Lombardo is Chairman of Alfa's Compensation committee.

Kye V. Giscombe founded Contact Sports in 1999 and, since September 2001 when it was acquired by Alfa, he has served as the President and Chief Operating Officer of Contact. Mr. Giscombe was also a Director of Alfa from September 1991until June 2005. A native New Yorker who grew up in and around the urban athletic scene, Mr. Giscombe was educated at John Jay College and the Fashion Institute of Technology of New York. Mr. Giscombe's uncanny eye for style and ability to design athletic apparel landed him the job as designer of custom high school and college team uniforms for Gotham City Sports in New York. Mr. Giscombe has extensive experience designing, from a flat sketch to a working sample, textile and graphic design and presentation boards. His athletic experiences include high school and college basketball, many years in track and field and over seven years on the gridiron. Mr. Giscombe continues to be involved in the urban basketball scene, and his intimate involvement in the creation of Contact and its products, his design and marketing skills and his vast network of associates in the worlds of athletics and music will continue to be of critical importance to Contact's success.

Directors are elected to serve for one-year terms or until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. Directors receive no fees for acting as such but receive a minimal fee for attendance at the Company's annual meeting and are entitled to reimbursement of reasonable out-of- pocket expenses incurred in attending Board and Committee meetings.


Board Committees

The Board of Directors currently has two committees - an Audit Committee and a Compensation Committee. Each of these committees are composed of 3 members consisting of the Company's outside independent directors. - Messrs. Bucchere, Green and Lombardo. Mr. Bucchere is the Chairman of the Audit Committee and Mr. Lombardo is the Chairman of the Compensation Committee.



                             EXECUTIVE COMPENSATION

The following table sets forth information relating to the aggregate cash compensation received by the then-current Executive Officers of the Company for services in all capacities during the calendar year ended December 31, 2004 for
(i) the Chief Executive Officer, (ii) each then-current executive officer whose total cash compensation exceeded $100,000 and (iii) all then-current executive officers of the Company as a group.

SUMMARY COMPENSATION TABLE



      Name and Principal           Cash      Accrued        Other Annual
            Position      Year     Salary    Salary         Compensation
      ------------------  ----     ------    -------        ------------

      Frank J. Drohan,    2004     79,167     45,833             None
      Chief Executive
      Officer

      All Executive       2004    197,917     45,833             None
      Officers as a
      group (3 persons)



After reasonable inquiry, management has concluded that the aggregate amount of personal benefits cannot be specifically or precisely ascertained, but it does not in any event exceed 10% of the cash compensation reported in the foregoing table as to any person specifically named in such table or, in the case of the group, 10% of the groups' compensation and has concluded that the information set forth in the table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.

Employment & Consulting Agreements
-----------------------------------

Pursuant to a written employment agreement, Alfa is obligated through December 31, 2010 to pay its President and Chief Executive Officer, Mr. Frank J. Drohan, an annual base salary of $125,000, plus an additional amount based on a combination of net sales and earnings before taxes. Mr. Drohan's employment agreement provides for an option to purchase 100,000 shares of Common Stock at $0.25 per share during each of the first 5 years of the employment term, and payment by the Company of certain life and disability insurance premiums on Mr. Drohan's behalf.

Pursuant to a written employment agreement, Contact was obligated through December 31, 2006 to pay its President and Chief Operating Officer, Mr. Giscombe, an annual base salary of $75,000, plus an additional bonus based on a combination of net sales and earnings before taxes. As a result of lack of sufficient cash to fund operating expenses, by mutual agreement between the Company and Mr. Giscombe, effective October 1, 2004, the Company discontinued making salary payments to Mr. Giscombe. Further, Mr. Giscombe has waived any salary payments that would have been due under Mr. Giscombe's employment agreement. However, as funds have become available to the Company, some partial payments have been made to Mr. Giscombe.

Pursuant to a written employment agreement, Alfa was obligated through December 31, 2009 to pay its Vice-President & Secretary, Mr. Kuczynski, an annual base salary of $55,000, plus an additional bonus based on a combination of net sales and earnings before taxes. In September 2003, Alfa increased Mr. Kuczynski's annual base salary to $75,000. As a result of lack of sufficient cash to fund operating expenses, by mutual agreement between the Company and Mr. Kuczynski, effective October 1, 2004, the Company discontinued making salary payments to Mr. Kuczynski. Further, Mr. Kuczynski has waived any salary payments that would have been due under Mr. Kuczynski's employment agreement. However, as funds have been available to the Company, some partial payments have been made to Mr. Kuczynski.

Each of Mr. Kuczynski's and Mr. Giscombe's employment agreements was terminable by Alfa and Contact, respectively, as of December 31, 2003, provided that net sales for 2003 was not at least $1,000,000. The Company elected to not exercise its option at that time to terminate those individuals' employment agreements. Each of Mr. Kuczynski's and Mr. Giscombe's employment agreements provided for a signing bonus of 200,000 shares of Common Stock and for an option to purchase 50,000 shares of Common Stock at $.25 per share during each of the first 5 years of their respective employment terms. While the Company and Messrs. Giscombe and Kuczynski have mutually agreed that the Company no longer has any liability to them for salary payments, as discussed above, the Company intends to grant to each of them the stock options remaining under their respective employment agreements.

The Company's outside Directors received a stipend for their attendance at its 2004 annual meeting. There was no other remuneration paid to any Director during the fiscal year ended December 31, 2004, and the Company does not intend to compensate any of its inside Directors for their serving as members of its Board during the current fiscal year ending December 31, 2005. On November 14, 2004, the Company awarded options to purchase 30,000 shares of its common stock to each of two of its outside Directors - Mr. Green and Mr. Bucchere, at an exercise price of $0.17 per share. The options expire five years after the date of the grant. Effective January 1, 2004, 10,000 of such options vested to each of Messrs. Bucchere and Green. Effective January 1, 2005, an additional 10,000 options vested to each of Messrs. Bucchere and Green. Effective January 1, 2006, an additional 10,000 options shall vest to each of Messrs. Bucchere and Green, provided the respective individual is still a Director of Alfa as of that date. On July 1,, 2005, the Company awarded options to purchase 30,000 shares of its common stock to an outside Director - Mr. Lombardo, at an exercise price of $1.00 per share. The options expire five years after the date of the grant. Effective July 1, 2005, 10,000 of such options vested to Mr. Lombardo. Effective January 1, 2006, and January 1, 2007 an additional 10,000 options shall vest to Mr. Lombardo, provided he is still a Director of Alfa as of such dates. On September 29, 2005 the Company issued 5,000 shares of restricted stock to Mr. Green in payment for legal services performed by Mr. Green for the Company.

In February 2004, Contact hired a Vice President of Sales. Contact and this individual entered into an interim employment agreement covering the period February 9, 2004 to June 30, 2004 (the "Interim Agreement"). Under the provisions of the Interim Agreement, the Company had the option to elect, at its sole option during or at the expiration of its term, to employ the individual for a longer period. If the individual had agreed to accept employment beyond June 30, 2004, Contact and the individual were to execute another agreement (the "2004 Employment Agreement") relating to such continued employment. Under the terms of the Interim Agreement, Alfa would have been obligated to pay this individual ratably an amount based upon an annualized base salary and, in addition, the Interim Agreement provided for a performance bonus. During the term of the Interim Employment Agreement the Company also provided the individual with customary fringe benefits. At June 30, 2004, the Company and the individual agreed to extend the Interim Agreement until August 31, 2004. Subsequent to August 31, 2004, the individual continued to work for Contact under the terms of the Interim Agreement. In accordance with a Letter Agreement (the "Letter Agreement") dated January 15, 2005, the individual ceased to be an employee of Contact effective January 15, 2005. Effective January 16, 2005, the individual became a consultant to Contact, providing services identical to those the individual had performed as an employee of Contact. Alfa also granted the individual an option to purchase up to 50,000 shares of its common stock at a purchase price of $.10 per share, such option is valid until January 15, 2007 and only then if the individual is still engaged as a consultant to Contact at the time of such exercise. As of the date hereof the individual has not exercised any such options.

CONSULTING AGREEMENTS

The Company is or was a party to several consulting agreements with different parties as follows:

A. Counsel / Consulting Agreement:

In June 2004, the Company issued 100,000 shares of its unregistered and restricted Common Stock to its outside legal counsel in exchange for an agreement with such legal counsel for significantly reduced billing rates for the Company for the two year period beginning June 2004. The agreement between the Company and its outside counsel is memorialized in an exchange of correspondence between them.

B. Consulting Agreement:

Effective December 20, 2004 the Company entered into a two-year consulting agreement whereby the consultant would assist the Company in its capital raising activities, financial public relations activities and provide advice relating to
(i) future acquisitions and their structure and (ii) the Company's marketing and promotional activities. The Company would pay a fee to the consultant for any acquisition (other than JOL) for which the consultant made an introduction and which was completed by Alfa during the term of the consulting agreement. Pursuant to the agreement Alfa issued 100,000 shares of its unregistered and restricted Common Stock to the consultant.

Employment Benefits

The Company provides and pays for group medical insurance for all employees choosing to participate in its plan.

Stock Options

Effective September 1, 2001, the Company instituted the "Alfa International Corp. 2001 Stock Option Plan" (the "Plan"). The Plan provides for the granting of Incentive Stock Options and Non-qualified Stock Options to all employees and others who perform key services, to purchase up to 5,000,000 shares of Common Stock at an exercise price equal to at least the fair market value of a share of Common Stock on the date of grant. Exercise prices for incentive options for holders of more than 10% of the outstanding Common Stock must be at least 110% of the fair market value on the date of grant. Incentive stock options are exercisable in 20% increments commencing one year after the date of grant and generally expire five years after the date of grant. The Plan expires on August 31, 2010. In September 2001, in connection with their employment agreements, the Company issued non-qualified stock options to Messrs. Drohan, Giscombe and Kuczynski to purchase a total of 1,000,000 shares of the Company's Common Stock. The options are exercisable at a price of $0.25 per share, vest ratably over five years and expire ten years after the date of grant. On January 16, 2005, Alfa also issued non-qualified stock options to Mr. Edward Baker, Contact's acting Vice-President of Sales, to purchase up to 50,000 shares of its common stock at a purchase price of $.10 per share. This option is valid until January 15, 2007 and only then if Mr. Baker is still engaged as a consultant to Contact or is an employee of Contact at the time of such exercise.


In November 2004, the Company issued a total of 60,000 non-qualified stock options to its two outside directors. The options are exercisable at a price of $0.17 per share. Effective January 1, 2004, 10,000 of such options vested to each of Messrs. Bucchere and Green. Effective January 1, 2005, an additional 10,000 options vested to each of Messrs. Bucchere and Green. Effective January 1, 2006, an additional 10,000 options shall vest to each of Messrs. Bucchere and Green, provided the respective individual is still a Director of Alfa as of that date. The options expire five years after the date of the grant. On July 1, 2005, the Company issued a total of 30,000 non-qualified stock options to an outside Director - Mr. Lombardo, at an exercise price of $1.00 per share. The options expire five years after the date of the grant. Effective July 1, 2005, 10,000 of such options vested to Mr. Lombardo. Effective January 1, 2006, and January 1, 2007 an additional 10,000 options shall vest to Mr. Lombardo, provided he is still a Director of Alfa as of such dates.

As of December 31, 2004, there were no incentive stock options outstanding under the Plan, and there were 1,060,000 non- qualified options issued and outstanding as follows:



Name                 No. of options  Option Price   Date of
                                                     Grant
----                 --------------  ------------   -----------

Frank J. Drohan         500,000         $0.25          9/l/2001
Charles P. Kuczynski    250,000         $0.25          9/l/2001
Kye V. Giscombe         250,000         $0.25          9/l/2001
Salvatore Bucchere       30,000         $0.17        11/30/2004
Kevin Green              30,000         $0.17        11/30/2004



            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Common Stock

Alfa's Common Stock trades in the over-the-counter market and is listed on the OTC Bulletin Board under the symbol "AHDS.OB" Our common stock previously traded under the symbol "TYBR.OB" on the OTC Bulletin Board until October 10, 2005. The following table sets forth the range of the high and low bid prices for the Common Stock for the last three fiscal years as reported by Nasdaq Data Products, Historical Data Service, Baltimore Maryland. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                                  Common Stock



                Quarter Ended      High         Low
                -------------      ----         ---


                3/31/03            0.30         0.30
                6/30/03            0.35         0.30
                9/30/03            0.40         0.40
                12/31/03           0.15         0.12

                3/31/04            0.20         0.20
                6/30/04            0.13         0.13
                9/30/04            0.08         0.08
                12/31/04           0.35         0.32

                3/31/05            0.95         0.25
                6/30/05            1.45         0.65
                9/30/05            1.00         0.70
                12/31/05           0.82         0.32


At January 18, 2006, we had 29,136,120 shares of its Common Stock issued and outstanding, and there were approximately 1,890 holders of record of such Common Stock.

We have never declared any dividends on our Common Stock, and it is anticipated that any earnings in the foreseeable future will be retained for our business. Any declaration in the future of any cash or stock dividends on our Common Stock will be at the discretion of the Board of Directors and will depend upon, among other things, earnings, the operating and financial condition of the Company, capital requirements and general business conditions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 18, 2006, the number of shares of the Company's Common Stock beneficially owned by (a) owners of more than five percent of the Company's outstanding Common Stock who are known to the Company and (b) the Directors of the Company, individually, and the officers and Directors of the Company as a group, and (ii) the percentage of ownership of the outstanding Common Stock represented by such shares.


                                   Beneficial
  Name and Address                Ownership (5)        Percent(6)
  ----------------               --------------           -------

  Frank J. Drohan (1)(3)          6,048,006               20.9%

  Charles P. Kuczynski (l)(4)       603,669                2.1%

  Salvatore J. Bucchere (1)          51,644                0.2%

  Kevin O'C. Green (1)               61,000                0.2%

  Louis J. Lombardo (1)             281,300                1.0%

  Muftah Benomran (2)             5,061,078               17.5%

  Robert Peacock (2)              3,050,000               10.5%

  Mohamed Al-Sada (2)             2,849,092                9.8%

  Mahmoud Al-Waffali (2)          1,936,637                6.7%

  All officers and Directors      7,045,619               24.3%
  As a Group of 5 Persons
----------------------------------------------------------------


(1) The address for each of these individuals is c/o the Company and each is a director of Alfa. Messrs. Drohan & Kuczynski are officers of Alfa.

(2) The address for each of these individuals is c/o the Company.

(3) Does not include Mr. Drohan's 400,000 currently exercisable stock options granted under his employment Agreement. All such options are exercisable at $0.25 per share.

(4) Does not include Mr. Kuczynski's currently exercisable 200,000 stock options which are exercisable at a price of $0.25, granted under his employment agreement.

(5) None of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3 (d) (1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

(6) Based upon 29,136,120 shares issued and outstanding as of January 18, 2006.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Debentures        Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants   Conversion*       (1)       Offering**    Offering**        (3)           (3)

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Cornell Capital
Partners, LP             7,567,674(3)      26.14%      7,567,674    1,444,497      4.99%           --            --
(2)

* Based on 29,136,120 shares of common stock outstanding as of January 18, 2006. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.


 (1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their conversion of the secured convertible debentures and exercise of the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors.

(3) Assumes that all securities registered will be sold.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 11, 2005, we completed the acquisition of Journey Of Light, Inc. In connection with the Merger, we issued 16,284,278 shares of our $.001 par value common stock ("Common Stock") to the shareholders of JOL. Our President, Frank
J. Drohan, was a JOL shareholder at the time of the Merger. In addition, Charles
P. Kuczynski, Vice-President and one of our Directors and Salvatore J. Bucchere, one of our Directors were also each shareholders of JOL at the time of the Merger.


                            DESCRIPTION OF SECURITIES


Our authorized capital stock consists of 51,000,000 shares of stock, of which 50,000,000 shares are common stock, par value $.001 per share, and 1,000,000 shares are preferred stock, par value $.001 per share. During the second quarter of 2002, the Board of Directors authorized the issuance of up to 75,000 shares of Series B Preferred Stock, par value $0.01, at a price of $40 per share. In October 2003, the Board of Directors authorized an increase to 150,000 in the number of shares of the Company's preferred stock designated as Series B Preferred Stock.

As of January 18, 2006, there were 29,136,120 shares of common stock and 93,812.5 shares of series B preferred stock issued and outstanding.


The following summary of the material provisions of our common stock and series B preferred stock certificate of designation is qualified by reference to the provisions of our certificate of incorporation and by-laws which are exhibits to the registration statement of which this prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Preferred Stock

Dividends:
(1) The holders of the shares of Preferred Stock shall be entitled to receive, out of funds or out of shares of the Corporation's Common Stock legally available therefore, dividends at the annual rate of $2.00 per Preferred Share, either in shares of Common Stock or in cash, at the sole option of the Company, on the "Conversion Date" or on the "Redemption Date" (as those terms are hereinafter defined), and no more, payable in preference and priority to any payment of any cash dividend on the Common Stock or any other shares of capital stock of the Corporation. Such dividends shall be payable to the holders of record of the Preferred Shares on the close of business on either the Conversion Date or on the Redemption Date, as the case may be, (such date is referred to hereinafter as the "Dividend Payment Date"), provided that, before any dividend may be paid with respect to the Common Stock, or any other distribution of corporate assets made thereon, holders of the Preferred Shares shall receive all dividends accrued thereon.

2) Each of such annual dividends shall be fully cumulative and shall accrue, whether or not declared, without interest, from the first day of the period in which such dividend may be payable as herein provided.

(3) No dividends shall be declared or paid or set apart for payment on the Common Stock, or on the preferred stock of any series ranking, as to dividends, junior to the Series B Preferred Stock, for any period unless fully cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof has been set aside for such payment) on the Series B Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such fully cumulative dividends. Unless fully cumulative dividends have been paid on the Series B Preferred Stock, no other distribution shall be made upon the Common Stock of the Corporation or upon any securities junior to the Series B Preferred Stock.

As of December 31, 2005, the Company paid dividends of $540,457, comprised of $17,015 for the year ended December 31, 2002, $127,337 for the year ended December 31, 2003, $207,838 for the year ended December 31, 2004, and $188,267, for the year ended December 31, 2005, in shares of Common Stock of the Company at a value of $1.00 per share.

Conversion:

The holders of the Preferred Shares shall have conversion rights as follows:

(1) Mechanics of Conversion

In order for a holder of Preferred Shares to convert all or some portion of the Preferred Shares into shares of Common Stock, and subject to the restrictions set forth herein, such holder shall surrender the certificate or certificates for such Preferred Shares [the "Preferred Share Certificate(s)"] at the office of the transfer agent of the Preferred Stock (or the principal office of the Corporation, if the Corporation serves as its own transfer agent) together with written notice as set forth in the conversion certificate executed by such holder ("Notice") that such holder elects to convert all or a specified number of Preferred Shares represented by such Preferred Share Certificate(s), provided that conversion shall not be permitted with respect to less than 100 Preferred Shares at any one time unless such shares represent the full amount then convertible as set forth herein, and accompanied, if required by the Corporation, by such holder's blank executed stock power. The "Conversion Date" shall be the date of receipt of such Preferred Share Certificate(s) and Notice by the transfer agent (or by the Corporation, if the Corporation serves as its own transfer agent). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver to such holder of the Preferred Shares, a certificate for the number of shares of Common Stock to which such holder shall be entitled.

(2) Right to Convert

Subject to the provisions for adjustment and Redemption hereinafter set forth, on or after the date of issuance of the Preferred Shares (the "Issue Date"), each such Preferred Share shall be convertible (the "Conversion Right"), at the option of the holder thereof, into forty (40) shares of Common Stock plus the number of shares of Common Stock determined by dividing the sum of (x) the accrued dividends as of the Conversion Date on the Preferred Shares to be converted, by (y) one dollar ($1.00) [the "Conversion Price"].

(3) Reservation of Shares of Common Stock

The Corporation shall, for so long as there are Preferred Shares outstanding, reserve and keep available out of its authorized but un-issued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares, such number of duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and the Corporation will use its reasonable best efforts to take the action necessary to increase the number of reserved shares from time to time, if needed, and to increase the number of authorized shares of Common Stock if such an increase becomes necessary to permit exercise of the Conversion Right.

(4) Conversion Adjustment.

The number of shares of Common Stock into which the Preferred Shares may be converted shall be subject to adjustment from time to time under certain circumstances as follows:

(i) In the event that the Corporation shall at any time prior to such conversion either: (a) subdivide the outstanding shares of Common Stock into a greater number of shares, (b) combine the outstanding shares of Common Stock into a smaller number of shares, (c) change the outstanding shares of Common Stock into the same or a given number of shares of another class or classes of shares, or
(d) declare a dividend on or in respect of the outstanding shares of Common Stock or other securities of the Corporation, or (e) offer to all the holders of the shares of Common Stock any rights to subscribe for shares or for other securities of the Corporation, then the holders of the Preferred Shares shall be entitled, as the case may be, to receive the same number of shares of Common Stock or other securities of the Corporation, or to purchase at the same price that the shares or securities are being offered to all the holders of the shares of Common Stock, the number of such shares or the amount of such securities as will represent the same proportional ownership of the outstanding shares of Common Stock prior to such increase or decrease as they would have been entitled to receive or subscribe for, as the case may be, had they been holders of the number of shares of Common Stock into which their Preferred Shares were convertible on the record date for any such event.

(ii) In the event of a merger, including any statutory merger of the Corporation with and into any of its wholly-owned subsidiaries ("Merger"), lawful provision shall be made as part of the terms of such Merger that all the Preferred Shares then outstanding, if any, (together with all accumulated dividends thereon) shall be automatically converted into the right to receive the number of such shares or the amount of such securities or assets as the holders of such Preferred Shares would have been entitled to receive had they been holders of the number of shares of Common Stock into which their Preferred Shares were convertible on the record date for any such Merger.

(iii) In the event of the sale of substantially all the assets of the Corporation, lawful provision shall be made as part of the terms of such sale that all the Preferred Shares then outstanding, if any, (together with all accumulated dividends thereon) shall be automatically converted into the right to receive the same kind and amount of securities or assets as may be issuable, distributable or payable upon such sale with respect to the shares of Common Stock of the Corporation.

(5) Fractional Shares.

The Corporation shall not issue fractional shares in satisfaction of the Conversion Right of the Preferred Shares or in satisfaction of dividends on the Preferred Shares, but, in lieu thereof, all such fractional shares, if any, shall be rounded up to the nearest whole share amount on the Conversion Date or Dividend Payment Date, as the case may be.

(6) From and after the Conversion Date, unless there shall have been a default in payment of the Conversion Price, all rights of the holders of the Preferred Shares designated for conversion in the Notice or in the Merger as holders of the Preferred Shares (except the right to receive the Conversion Price without interest upon surrender of their certificate or certificates) shall cease with respect to such Preferred Shares designated for conversion, and such Preferred Shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

Redemption:

(1) At any time after twelve months after the Issue Date (or at any time upon the mutual agreement of the Corporation and all holders of Preferred Shares), while there are such Preferred Shares outstanding, the Corporation may, at the option of its Board of Directors, redeem all or any number of such Preferred Shares then outstanding by paying $40 per Preferred Share for each Preferred Share so redeemed plus all accrued but unpaid dividends then outstanding on the Preferred Shares so redeemed (the "Redemption Price"). The Redemption Price may be paid, at the Company's sole discretion, in cash or in shares of the Company's Common Stock valued at one dollar ($1.00) per share of Common Stock.

(2) At least 30 days prior to the date fixed for any redemption of the Preferred Shares (hereinafter referred to as a "Redemption Date"), written notice shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Preferred Shares to be redeemed, to the address of such holder shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such Preferred Shares, indicating whether the Redemption Price will be paid in cash or in shares of Common Stock, specifying the Redemption Date, which will also be the date on which such holder's Conversion Right pursuant to this Certificate as to such Preferred Shares being redeemed shall terminate, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the Preferred Shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of the Preferred Shares to be redeemed shall surrender his or its certificate representing such Preferred Shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such Preferred Shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Preferred Shares designated for redemption in the Redemption Notice as holders of the Preferred Shares (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such Preferred Shares designated for redemption, and such Preferred Shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

3) Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which the Preferred Shares shall be redeemed. Any Preferred Shares so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Shares accordingly.

Voting:

Except as may be required by the New Jersey Business Corporation Act or as set forth in the next following sentence, the Preferred Shares shall not be entitled to vote on any matters submitted to the stockholders of the Corporation. Without the approval of holders of a majority of the outstanding Preferred Shares, the Corporation shall not (1) authorize, create or issue any shares of any class or series ranking senior to the Preferred Shares as to liquidation rights, (2) amend, alter or repeal, by any means, the Certificate of Incorporation whereby the powers, preferences, or special rights of the Preferred Shares would be adversely affected or (3) subject the Preferred Shares to any restrictions, other than restrictions arising solely under the New Jersey Business Corporation Act or existing under the Company's Certificate of Incorporation.

Liquidation:

In the event of a liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Shares shall be entitled to receive, after due payment or provision for the payment of the debts and other liabilities of the Corporation and prior to any liquidating distribution in respect to any other class of stock, a liquidating distribution equal to the Redemption Price.

Other:

The Corporation is authorized to issue the balance of the preferred stock not designated or otherwise provided for herein, from time to time in one or more series, with such designations, relative rights, preferences or limitations permitted by the relevant provisions of the New Jersey Business Corporation Act as shall be fixed by the Board of Directors in the resolution or resolutions providing for the issuance of such stock, in respect of any class or classes of stock or any series of any class of stock of the Corporation which may be desired but which shall not be fixed by the provisions contained herein. The Board of Directors is expressly authorized to adopt such resolution or resolutions providing for the issuance of such stock, including the power to specify the number of shares in any series, from time to time, as the Board of Directors, in its discretion, may deem desirable.

The transfer agent for our Common Stock is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004.

The transfer agent for our Preferred Stock is Alfa International Holdings Corp., 350 Fifth Avenue, Suite 1103, New York, New York 10118.

                              PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, donees, transferees, or any of its successors in interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholder may sell the common stock by one or more of the following methods, without limitation:


     o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;
     o Ordinary brokerage transactions and transactions in which the broker solicits purchases;
     o    Privately negotiated transactions;
     o    In connection with short sales of company shares;
     o Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;
     o    By pledge to secure debts of other obligations;
     o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;
     o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or
     o    In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of stock at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares of common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The common stock underlying the convertible debentures and warrant to be issued and offered by this prospectus was originally, or will be, issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock underlying the convertible debentures and warrant to be issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.


                                  LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

     Michael T. Studer CPA, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2004 and for the year then ended that appears in the prospectus. Wiss & Company, LLP have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as December 31, 2003 and for the year then ended that appears in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 100 F Street, N.E, Washington, D.C. 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to any action by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

As permitted by the DGCL, our bylaws provide that we are required to indemnify our directors and officers, consultants and employees to the fullest extent permitted by the DGCL. Subject to certain very limited exceptions, we are required to advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the DGCL. The rights conferred in our bylaws are not exclusive.

Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          INDEX TO FINANCIAL STATEMENTS


Alfa International Holdings Corp. and Subsidiaries

For the fiscal years ended December 31, 2004 and 2003
Report of Independent Auditor - Michael T. Studer CPA, P.C...................F-2
Report of Independent Auditor - Wiss & Company, LLP..........................F-3

Consolidated Balance Sheets:
Years ended December 31, 2004 and 2003.......................................F-4
Consolidated Statements of Operations:
Years ended December 31, 2004 and 2003.......................................F-5

Consolidated Statements of Changes in Stockholders' Equity:
Years ended December 31, 2004 and 2003.......................................F-6

Consolidated Statements of Cash Flows:
Years ended December 31, 2004 and 2003.......................................F-7

Noted to the Consolidated Financial Statements..........................F-8-F-14




Consolidated Balance Sheets:
 September 30, 2005 And December 31, 2004...................................F-16

 Consolidated Statements Of Operations:
    Three Months Ended September 30, 2005 And September 30, 2004
    Nine  Months Ended September 30, 2005 And September 30, 2004............F-17

    Consolidated Statement Of Changes In Stockholders' Equity:
    Nine Months Ended September 30, 2005....................................F-18

    Consolidated Statements Of Cash Flows:
    Nine Months Ended September 30, 2005
    Nine Months Ended September 30, 2004....................................F-19

    Notes To Financial Statements......................................F-20-F-24




Pro Forma Financial Information of Alfa International
     Holdings Corp. and Subsidiaries (Unaudited)

 Pro Forma Combined Balance Sheet as of September 30, 2005..................F-25

  Pro Forma Combined Statements of Operations:
   Nine months ended September 30, 2005.....................................F-26
   Year ended December 31, 2004.............................................F-27

  Notes to Pro Forma Combined Financial Statements..........................F-28

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Alfa International Holdings Corp.

I have audited the accompanying consolidated balance sheet of Alfa International Holdings Corp (formerly Alfa International Corp.) and subsidiaries (the "Company") as of December 31, 2004 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alfa International Holdings Corp (formerly Alfa International Corp.) and subsidiaries as of December 31, 2004 and the results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's present financial situation raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                 /s/ Michael T. Studer CPA P.C.
                                 ------------------------------
Freeport, New York
April 15, 2005, except for Notes 3 and 8 (as to which the date is January 19,
2006)

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Alfa International Corp.

We have audited the accompanying consolidated balance sheet of Alfa International Holdings Corp (formerly Alfa International Corp.). and subsidiaries as of December 31, 2003 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alfa International Corp. and subsidiaries at December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's financial position at December 31, 2003 and results of operations and cash flows to December 31, 2003 raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                               WISS & COMPANY, LLP

Livingston, New Jersey
March 6, 2004, except for Note 3 for which the date is April 13, 2004

                ALFA INTERNATIONAL HOLDINGS CORP AND SUBSIDIARIES
                      (formerly Alfa International Corp.)
                           CONSOLIDATED BALANCE SHEETS
                                  December 31,
           ASSETS                                    2004               2003
                                                   --------           -------
CURRENT ASSETS:
  Cash                                            $     -             191,665
  Accounts receivable                                13,449             1,212
  Inventories, net of reserves:
   Finished goods                                    44.682            83,229
  Advances to affiliate                                 -             397,179
  Prepaid expenses and other current assets           5,494            12,836
                                                   --------          --------
       Total Current Assets                          63,625           686,121
                                                   --------          --------
PROPERTY AND EQUIPMENT:
  Office and computer equipment                      95,803            86,005
  General plant                                      17,799            17.779
  Furniture and fixtures                             15,951            13,320
  Leasehold improvements                                866               866
                                                   --------          --------
                                                    130,419           117,990

  Less: Accumulated depreciation and amortization    90,517            75,980
                                                   --------          --------
                                                     39,902            42,010
                                                   --------          --------
OTHER ASSETS:
  Other assets                                       12,524            22,164
                                                   --------          --------
                                                  $ 116,051         $ 750,295
                                                   ========           =======
          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                $  76,202         $  22,967
  Accrued officer payroll, net                       53,180            29,714
  Due to affiliate                                   52,596               -
  Accrued expenses and other current liabilities     43,749           109,974
  Dividends payable                                     14                -
                                                   --------          --------
        Total Current Liabilities                   225,741           162,655
                                                   --------          --------
COMMITMENTS

STOCKHOLDERS' EQUITY:
  Undesignated preferred stock:
  Authorized - 850,000 shares
  Issued and outstanding - none                           -                 -
  Series B preferred stock; $.01 par value
  Authorized - 150,000 shares; issued
   and outstanding: 107,400 shares at
   December 31, 2004
    95,375 shares at December 31, 2003                1,074               954
  Common stock - $.01 par value: authorized
   15,000,000 shares; issued and outstanding:
   11,305,552 in 2004 and
   10,947,728 shares in 2003                        113,056           109,477
Capital in excess of par value                    8,449,034         7,921,601
Retained earnings (deficit)                      (8,672,854)       (7,444,392)
                                                  ---------         ---------
     Total Stockholders' Equity (Deficit)          (109,690)          587,640
                                                  ---------         ---------
                                                  $ 116,051         $ 750,295
                                                  =========         =========
See accountant's report and accompanying notes to consolidated financial statements.

                ALFA INTERNATIONAL HOLDINGS CORP AND SUBSIDIARIES
                       (formerly Alfa International Corp.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      Year Ended December 31,
                                                      -----------------------
                                                       2004             2003
                                                   ----------      -----------
REVENUES:
  Net sales                                        $  70,775       $    17,514

COSTS AND EXPENSES:
  Cost of sales                                       164,181           17,029
  Selling, general and administrative                 924,266          706,296
  Interest income                                         (37)          (1,376)
  Other                                                 2,989            2,366
                                                   ----------      -----------
                                                    1,091,399          724,315
                                                   ----------      -----------
NET LOSS                                           (1,020,624)        (706,801)
PREFERRED STOCK DIVIDENDS                             207,838          127,337
                                                   ----------      -----------
LOSS APPLICABLE TO COMMON STOCKHOLDERS            $(1,228,462)     $  (834,138)
                                                   ==========      ===========

BASIC AND DILUTED LOSS PER SHARE                   $     (.11)     $      (.08)
                                                   ==========      ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING      11,027,728       10,777,126
                                                   ==========      ===========

See accountant's report and accompanying notes to consolidated financial statements.

                ALFA INTERNATIONAL HOLDINGS CORP AND SUBSIDIARIES
                       (formerly Alfa International Corp.)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                     Common Stock    Pref. Stock    Capital in    Retained
                                            Par              Par    Excess of     Earnings
                                  Shares    Value    Shares  Value  Par Value     Deficit)
                                 ---------------------------------------------------------

BALANCES, DECEMBER 31, 2002     10,488,688 $104,887  38,625  $386  $6,634,500 $(6,610,254)

Issuance of common stock for
     consulting services           314,688    3,147    -      -        12,586        -
Issuance of preferred stock for
     cash, less related costs
     of approximately $1,138,000                     56,750   568    1,131,606
Issuance of preferred Stock
     dividends in common stock     144,352    1,443    -      -        142,909       -
Preferred stock dividends             -        -       -      -           -      (127,337)

Net loss                              -        -                          -      (706,801)
                                ---------- -------- ------- ------ ----------  ----------
BALANCES, DECEMBER 31, 2003     10,947,728 $109,477  95,375  $954   $7,921,601 (7,444,392)

Issuance of common stock for
     consulting services           150,000    1,500                      9,000
Issuance of preferred stock for
     cash, less related costs
     of $168,192                                     12,025   120      312,688
Issuance of preferred stock
     dividends in common stock     207,824    2,079                    205,745

Preferred stock dividends              -       -       -      -           -      (207,838)

Net loss                                                                       (1,020,624)
                                ---------- -------- ------- ------ ----------  ----------
BALANCES, DECEMBER 31, 2004     11,305,552 $113,056 107,400 $1,074 $8,449,034  (8,672,854)
                                ========== ======== ======= ====== ==========  ===========

See accountant's report and accompanying notes to consolidated financial statements.

                ALFA INTERNATIONAL HOLDINGS CORP AND SUBSIDIARIES
                       (formerly Alfa International Corp.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             Year Ended December 31,
                                                           ---------------------------
                                                              2004             2003
                                                           ---------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                 $(1,020,624)     $(706,801)
  Adjustments to reconcile net loss to net cash
   flows from operating activities:
    Depreciation and amortization                               14,537         18,596
    Inventory reserve                                           17,158        (29,150)
    Consulting services for common stock                        10,500         15,733
  Changes in operating assets and liabilities:
    Accounts receivable                                        (12,237)        (1,212)
    Inventories                                                 21,389        (51,929)
    Prepaid expenses and advances                                7,342         14,716
    Other assets                                                 9,640        (22,154)
    Accounts payable                                            53,235          6,079
    Accrued expenses other current liabilities                 (69,225)       103,232
    Accrued compensation and officer payroll, net               23,466        (59,113)
                                                            ----------     ----------
  Net cash flows used by operating activities                 (944,819)      (712,003)
                                                            ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Note receivable                                                 -            19,293
  Acquisition of fixed assets                                  (12,429)       (54,695)
  Investment in Affiliate                                         -               (10)
  (Advances to) Payments from Affiliate                        397,179       (338,066)
                                                            ----------     ----------
         Net cash flows used by investing activities           384,750       (373,478)
                                                            ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Loans from affiliate                                          52,596           -
  Loans from officer                                             3,000           -
  Proceeds from issuance of preferred stock                    312,808      1,132,174
                                                            ----------     ----------
         Net cash flows from financing activities              368,404      1,132,174
                                                            ----------     ----------

NET CHANGE IN CASH                                            (191,665)        46,693

CASH BEGINNING OF YEAR                                         191,665        144,972
                                                            ----------     ----------
CASH END OF YEAR                                            $     -        $  191,665
                                                            ==========     ==========

SUPPLEMENTAL CASH FLOW INFORMATION:

  Income taxes paid (refunded)                              $    3,188     $     (398)
                                                            ==========     ==========
  Interest paid                                             $       -      $        -
                                                            ==========     ==========
NON-CASH FINANCING AND INVESTING ACTIVITIES:
     Preferred stock dividend                                 (207,838)    $ (127,337)
     Issuance of preferred stock dividends
       in common stock                                      $   207,824    $  144,352
                                                            ==========     ==========

See accountant's report and accompanying notes to consolidated financial statements.

ALFA INTERNATIONAL HOLDINGS CORP AND SUBSIDIARIES
(formerly Alfa International Corp.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation - The consolidated financial statements include the accounts of Alfa International Holdings Corp (formerly Alfa International Corp.) ("Alfa") and its wholly-owned subsidiaries, Contact Sports, Inc. ("Contact Sports") and Ty-Breakers Corp. ("Ty-Breakers"), collectively referred to as the "Company". All inter-company transactions have been eliminated in consolidation.

Nature of the Business - Alfa is a holding company which operates through its Contact Sports and Ty-Breakers subsidiaries. Contact Sports designs, manufactures and distributes athletic apparel. Ty-Breakers is a manufacturer and distributor of Tyvek apparel products which are for sale primarily in the United States. All of Ty-Breakers' Tyvek is purchased from one unrelated supplier, who is the sole producer of Tyvek.

Financial Instruments - Financial instruments include cash, accounts and note receivable, accounts payable and accrued expenses. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

Estimates and Uncertainties - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

Revenue Recognition - The Company follows the guidelines of SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB101). Revenue from the sale of products is recognized upon shipment.

Concentration of Credit Risk - The Companies maintain cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000 each. At times, such balances may be in excess of the FDIC insurance limit.

Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market. Management believes that the reserves of $17,157 and $108,179 at December 31, 2004 and 2003, respectively, are adequate.

Property and Equipment - Property and equipment are stated at cost. Depreciation has been computed using a straight-line method over estimated lives of 5 years.

Income Taxes - The Company is subject to income taxes at both the federal and state level. Separate state income tax returns are filed with each state in which the Company is incorporated or qualified as a foreign corporation.

Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted income tax rates. The Company will establish a provision for income taxes by applying the provisions of the applicable enacted tax laws to taxable income, if any, for that period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Advertising and marketing costs - Advertising, promotional and marketing/selling costs of approximately $113,000 in 2004 and $205,000 in 2003 were expensed as incurred.

                            STOCK-BASED COMPENSATION:

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, amending FASB Statement No. 123, Accounting for Stock-Based Compensation." This statement amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value-based method of accounting for stock- based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on operating results of an entity's accounting policy decisions with respect to stock-based employee compensation. SFAS No. 148 also amends APB 28, "Interim Financial Reporting" to require disclosure about those effects in interim financial information. Alfa adopted the disclosure provisions for the year ended December 31, 2002. The following table illustrates the effect on results of operations if the Company had applied the fair value-recognition provisions of SFAS No. 123 for the fiscal year periods ended December 31, 2004 and 2003, respectively:

                                   12 Mos. Ended December 31,
                                      2004          2003
                                   ------------    ----------
Net loss as reported                $(1,020,624)   $ (706,801)

Deduct:
Total stock-based Employee
Compensation determined under
fair value method for stock
options, net of tax                    (20,400)      (29,987)

Pro forma loss applicable to
  common stockholders               $(1,041,024)   $ (736,788)

Basic loss per share, as reported   $     (.09)    $     (.07)

Basic loss per share, pro forma     $     (.09)    $     (.07)



Diluted loss per share, as reported $(.09) $(.07)

Diluted loss per share, pro forma   $(.09) $(.07)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of publicly- traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employees' stock options.

Net Loss Per Share - Basic and diluted loss per share are based upon the weighted-average number of common shares outstanding during the period. The computation of diluted earnings per share does not assume the conversion, exercise or contingent issuance of securities that would have a dilutive effect on loss per share.

Recent Accounting Pronouncement - In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" (SFAS 123R). SFAS 123R revises SFAS no. 123, Accounting for Stock- Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees, This statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award. The Statement eliminates the alternative to use APB Opinion No. 25's intrinsic value method of accounting. The provisions of SFAS 123R are effective for financial statements with the first interim or annual reporting period beginning after December 15, 2005. The Company currently discloses pro forma compensation expense quarterly and annually by calculating the stock option grants' fair value using the Black-Scholes model and the pro forma impact on net loss and net loss per share. Upon adoption of the Statement, pro forma disclosure will no longer be an alternative. Management expects the impact of SFAS No. 123R on our consolidated financial position or results of operations to approximate our currently disclosed pro forma compensation expense. The Company will apply SFAS No. 123R using the most appropriate fair value model as of the interim reporting period ending March 31, 2006.

NOTE 2 - GOING CONCERN AND LIQUIDITY:

The Company has incurred significant operating losses and is in a weak financial position, raising substantial doubt about its ability to continue as a going concern. The continued existence of the Company is dependent upon its ability to attain profitable operations and procure additional financing. There can be no assurance that either of those possible events will in fact occur.

In an effort to attain profitable operations, the Company will attempt to increase sales by concentrating its efforts on the marketing of its new Contact Sports athletic apparel product line. Should the Company be unsuccessful in its attempts to increase sales in its Contact Sports subsidiary or to obtain additional funding, the Company may not be able to continue operations.

NOTE 3 - JOURNEY OF LIGHT, INC.:

Journey of Light, Inc. ("JOL") was incorporated on October 14, 2003 under the laws of the State of Delaware. JOL's President and Chief Executive Officer, and owner of approximately 28% of the common stock of JOL, Mr. Frank J. Drohan, one of JOL's founding shareholders, is also President and Chief Executive Officer of Alfa International Holdings Corp. On October 11, 2005, pursuant to an option amended in March 2005, Alfa acquired JOL (see Note 8)

On November 1, 2003, JOL entered into an agreement with Alfa (the "Alfa-JOL Agreement") which superseded and replaced all prior agreements. Under the terms of the Alfa-JOL Agreement: (i) JOL assumed the obligations to Alfa incurred by JOL-Jersey, Ltd., a company organized under the laws of Jersey in the Channel Islands, prior to November 1, 2003. As of December 31, 2003, JOL had financed its operations principally by means of cash advances from Alfa, and, at December 31, 2003, the Company had recorded $397,179 in loans to JOL. During 2004, JOL's liability to Alfa was paid in full.

Alfa pays certain common expenses (such as rent and telephone) on JOL's behalf and charges JOL mutually agreed allocated amounts. In addition to payment of these charges (totaling $30,734 in year 2004 and reflected as a reduction of Alfa's Selling, General and Administrative Expenses) and repayment of the $397,179 liability noted in the preceding paragraph, JOL advanced $52,596 to Alfa during 2004. This Alfa liability does not bear interest and is due on demand.

The Project in Qatar

In 2003 and 2004, JOL negotiated with the State of Qatar to develop approximately 200 acres of waterfront real estate (the "Qutopia Project") in Doha, Qatar. JOL will not develop the Qutopia Project in Qatar and negotiations are ongoing with the State of Qatar to resolve the State of Qatar's contractual obligations to JOL. Management expects that such negotiations will result in a friendly resolution, but litigation or referral of the matter to arbitration as called for in the Contract with Qatar may occur.

The Project in Oman.

JOL management was approached to propose a modified form of the Qutopia project (the "Oman Project") to the government of the Sultanate of Oman (the "Government") and a formal presentation of the Oman Project was presented to the Government in Oman on February 12, 2005. On March 15, 2005, the Oman Project was approved by the Government. On August 1, 2005, the Ministry of Tourism of the Government (the "MOT") and JOL signed a memorandum of understanding ("MOU") memorializing the legal and commercial aspects of the Oman Project's development. The MOU memorializes the parties agreement to (a) form an Omani company (the "Project Company") to implement the Oman Project, (b) have the MOT provide 800,000 square meters (about 200 acres) of beachfront land (the "Land") for the Oman Project in return for the MOT being an equity participant in the Project Company, (c)have the MOT provide additional land as necessary to assure the Oman Project's agreed upon financial returns, and (d) have the MOT underwrite any possible losses in the cultural and heritage portions of the Oman Project. In September 2005, the MOT increased the Land allocated to the Oman Project by adding an additional 200,000 square meters (about 45 acres) of land adjacent to the original Land. The Land constituting the Oman Project site is now 1,000,000 square meters (approximately 245 acres) of beachfront land facing the Gulf of Oman just west of the capital city of Muscat.

The Oman Project is planned to be an integration of cultural, heritage, educational and entertainment activities including hotels, commercial and residential components and a theme park and exhibitions - all of which will be owned and operated by the Project Company. Additionally, it includes the construction and sale by the Project Company of approximately 2,000 residences. It will be located on land provided by the MOT in the Seeb area which is nearby the Muscat International Airport and adjacent to the largest ongoing government sponsored tourist development in the country - The Wave Project.

The MOU, which is not a legally binding agreement, contemplates that the parties will enter into a legally binding agreement for the development of the Oman Project after JOL formally presents the master plan and feasibility study for the Oman Project to the MOT, now expected to occur in February 2006.

The implementation of the Oman Project precludes an identical such project in any of the nearby countries.

Alfa expects that the Project Company (of which JOL is presently planned to be the majority shareholder) will own, operate and manage the entire Oman Project. The MOU further provides that, subject to the Government's approval of the Oman Feasibility Study presently being prepared, the parties will negotiate a legally binding "Heads of Terms Agreement" which will define the major terms of the final Shareholder Agreement and Development Agreement between the Project Company and the MOT.

Alfa expects the development costs for the Oman Project to be approximately $1,100,000,000. JOL is presently conducting discussions with several prospective lenders, investors, partners and international hotel operators.

NOTE 4 - SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK:

During the second quarter of 2002, the Board of Directors authorized the issuance of up to 75,000 shares of Series B Preferred Stock, par value $0.01, at a price of $40 per share. Dividends on the Series B Preferred Stock accrue at a rate of 5.0% per annum and are payable upon the "Conversion Date" or "Redemption Date", whichever is sooner. The Company may, in its discretion, elect to pay such accrued dividends at an earlier date. Each Series B share is convertible at the option of the holder, at any time, at a rate of 40 shares of common stock for one Series B share. Accrued dividends shall, at the Company's option, be paid in cash or in shares of common stock valued at $1.00 per share. In October 2003, the Board of Directors authorized an increase to 150,000 in the number of shares of the Company's preferred stock designated as Series B Preferred Stock. At December 31, 2002, the Company had recorded $17,015 in dividends payable on its Series B Preferred Stock. During 2003, the Company accrued additional dividends amounting to $127,337, and the total $144,352 in preferred dividends accrued as of December 31, 2003 was paid as of December 31, 2003 in the form of the Company's common stock based upon a value of $1.00 per share. During 2004, the Company accrued additional dividends amounting to $207,838, of which amount $207,824 in preferred dividends was paid as of December 31, 2004 in the form of the Company's common stock based upon a value of $1.00 per share.

As of December 31, 2004, the Company sold 214.80 units for $20,000 per unit, representing 107,400 shares of its Series B Preferred Stock and 4,296,000 warrants. Net proceeds from the sales totaled $312,808 during fiscal 2004 and $2,191,945 since inception.

Each Unit is comprised of 500 shares, Series B Preferred Stock, and 20,000 Warrants. Each warrant is exercisable into one share of Common Stock at a price of $0.75 per share and expires two years after date of issuance. On October 5, 2004, the Company extended the expiration date to September 30, 2006 for all common stock purchase warrants held by holders of Series B Preferred Stock.


At anytime after twelve months from the date of issue, the Company may redeem all or any number of the Series B Preferred Stock shares then outstanding for $40 per share in cash or in exchange for common stock at a rate of $1.00 per share. The Series B Redeemable Convertible Preferred Stock has been excluded from the computation of diluted earnings per share for the fiscal years ended December 31, 2004 and December 31, 2003, as the conversion would be anti-dilutive after adding back preferred stock dividends to the respective net losses for each of those years.

NOTE 5 - COMMITMENTS

Leases

The Company leases its executive office in New York, N.Y. under a ten-year lease entered into in February 2003. Rent expense for the Company's executive offices for 2004 and 2003 was $54,473 and $28,751, respectively. The Company also rents warehouse space in Jersey City, New Jersey on a month-to-month basis. Rent expense for 2004 and 2003 was $12,300 and $12,600, respectively.

The minimum annual lease payments are as follows:



        2005                                 $  51,800
        2006                                 $  51,800
        2007                                 $  51,800
        2008 and beyond                      $ 292,500



Employment Agreements

Alfa is obligated to pay its Chief Executive Officer and President an annual base salary of $125,000 through December 31, 2010 plus an additional amount based on a combination of net sales and earnings before taxes. Due to the Company's cash position, all salary payments to this individual have been deferred and accrued, effective October 1, 2004.

Contact Sports had been obligated through December 31, 2006 to pay its President an annual base salary of $75,000, plus an additional amount based on a combination of net sales and earnings before taxes. This agreement was terminable by the Company as of December 31, 2003, provided that net sales for 2003 were not at least $1,000,000. Prior to December 31, 2003, the Company elected to not invoke this provision. As a result of lack of sufficient cash to fund operating expenses, by mutual agreement between the Company and this individual, effective October 1, 2004, the Company discontinued making salary payments or accruing any liability for salary payments that would have been due under this individual employment agreement. The Company has made some consulting fee payments to this individual as its cash resources permitted and will continue to do so. Any such payments are not part of this individual's employment agreement, which is no longer in effect as to salary payments. This individual's employment agreement may be re-negotiated with the Company at a future point in time, the terms of such possible renegotiated agreement, if executed, cannot be determined at this time.

Alfa was obligated through December 31, 2009 to pay its Vice- President an annual base salary of $55,000, plus an additional amount based on a combination of net sales and earnings before taxes. In September 2003, the Company increased the base salary for its Vice President to $75,000. This agreement was terminable by the Company as of December 31, 2003, provided that net sales for 2003 were not at least $1,000,000. Prior to December 31, 2003, the Company elected to not invoke this provision. As a result of lack of sufficient cash to fund operating expenses, by mutual agreement between the Company and this individual, effective October 1, 2004, the Company discontinued making salary payments or accruing any liability for salary payments that would have been due under this individual employment agreement. The Company has made some consulting fee payments to this individual as its cash resources permitted and will continue to do so. Any such payments are not part of this individual's employment agreement, which is no longer in effect as to salary payments. This individual's employment agreement may be re-negotiated with the Company at a future point in time, the terms of such possible renegotiated agreement, if executed, cannot be determined at this time.

Factoring Agreement

In March 2004, Contact entered into a one-year Agreement which currently remains in effect with a company specializing in factoring accounts receivable. The Agreement is renewed annually unless terminated in accordance with its terms and it covers all accounts receivable that Contact, in its sole discretion, chooses to assign to the factor. The factoring agreement assures Contact of payment by the factor of any accounts receivable assigned to the factor. Contact has agreed under the factoring agreement to pay the factor a fee equal to a percentage of each account receivable assigned to it and has further agreed to a minimum monthly amount of such fees during the term of the factoring agreement.


NOTE 6 - STOCKHOLDERS' EQUITY:

Stock Option Plan - Effective September 1, 2001, subject to shareholder approval, the Company instituted the "Alfa International Corp 2002 Stock Option Plan" ("Plan"). The Plan provided for the granting of Incentive Stock Options and Non- Qualified Stock Options to all employees and others who perform key services to purchase up to 5,000,000 shares of common stock at an exercise price equal to at least the fair market value of a share of common stock on the date of grant (exercise prices for incentive options for holders of more than 10% of the outstanding common stock must be at least 110% of the fair market value on the date of grant). Incentive stock options are exercisable in 20% increments commencing one year after the date of grant and generally expire five years after the date of grant. The Plan expires on August 31, 2010.

In September 2001, in connection with their employment agreements, the Company issued a total of 1,000,000 non- qualified stock options to three officers. The options are exercisable at a price of .25 per share, vest ratably over five years and expire ten years after the grant date.

In August 2004, subject to shareholder approval, the Company replaced the "Alfa International Corp 2002 Stock Option Plan" with the "Alfa International Corp 2003 Stock Option Plan" ("2003 Plan"). The Board approved the adoption of the 2003 Plan in August 2004, which became effective upon approval by the Company's stockholders at the Annual Meeting. The 2003 Plan provided for the granting of Incentive Stock Options and Non- Qualified Stock Options to all employees and others who perform key services to purchase up to 2,500,000 shares of common stock at an exercise price equal to at least the fair market value of a share of common stock on the date of grant (exercise prices for incentive options for holders of more than 10% of the outstanding common stock must be at least 110% of the fair market value on the date of grant). Incentive stock options are exercisable in 20% increments commencing one year after the date of grant and generally expire five years after the date of grant. The Plan expires on August 31, 2010. The Board of Directors believes that the attraction and retention of high- quality employees, directors, consultants and other professional advisors are essential to the Company's continued growth and success and that the 2003 Plan is necessary to remain competitive in the Company's compensation practices. A total of two million five hundred thousand (2,500,000) shares of Common Stock have been reserved for issuance under the 2003 Plan.

In November 2004, the Company issued a total of 60,000 non- qualified stock options to the two outside directors. The options are exercisable at a price of $0.17 per share. Effective January 1, 2004, 10,000 of such options vested to each of Messrs. Bucchere and Green. Effective January 1, 2005, an additional 10,000 options vested to each of Messrs. Bucchere and Green. Effective January 1, 2006, an additional 10,000 options shall vest to each of Messrs. Bucchere and Green, provided the respective individual is still a Director of Alfa as of that date. The options expire five years after the date of the grant.

During 1997, in connection with the settlement of an outstanding obligation with a creditor, the Company paid $9,647 in cash and granted the creditor the option to purchase 125,000 shares of the Company's common stock, exercisable at $.10 per share through November 5, 2007. As of December 31, 2004, the creditor had not purchased any shares by exercising that option.

A summary of stock option and warrant activity is as follows:



                              2004                 2003
                      ---------------------       -----------------
                           Weighted                   Weighted
                           Average                    Average
                           Exercise                   Exercise

                                    Share Price

Stock Options
-------------

Outstanding at Jan.1,  1,125,000      $0.23       1,125,000   $0.23

Options Granted           60,000       0.17               -       -
Warrants issued
in connection with
terminated consulting
agreements               750,000       0.13               -       -

Exercised                      -          -               -       -

Forfeited/Expired              -          -               -       -
                         ---------    -----       ---------   -----
Outstanding at Dec.31,   1,935,000    $0.19       1,125,000   $0.23
                         =========    =====       =========   =====

Exercisable at Dec.31,   1,495,000    $0.22         525,000   $0.21
                         =========    =====       =========   =====



Warrants Sold With Units
------------------------


Outstanding January 1,  3,815,000     $0.75       1,545,000   $0.75

Sold with Units           481,000     $0.75       2,270,000   $0.75

Exercised                       -         -              -        -

Expired                         -         -              -        -
                        ---------     -----       ----------  -----

Outstanding and
 exercisable at
 December 31,           4,296,000     $0.75       3,815,000   $0.75
                        =========     =====       =========   =====

NOTE 7 - INCOME TAXES:

Deferred tax asset is comprised of the following:



                                             December 31,
                                          ----------------------
                                            2004        2003
                                          ----------  ----------
Federal net operating loss
  carry-forwards                          $2,890,000  $2,650,000
State net operating loss
  carry-forwards, net of
  federal tax benefit                        510,000     470,000
                                          ----------  ----------
                                           3,400,000   3,120,000
Less: Valuation allowance                  3,400,000   3,120,000
                                         ----------- -----------
                                         $    -       $     -
                                          ==========  ==========



The Company's effective tax rate differs from the expected federal income tax rate due to changes in the valuation allowance at December 31, 2004 and 2003.

Management has determined, based on the Company's current condition, that a full valuation allowance is appropriate at December 31, 2004.

At December 31, 2004, the Company had Federal net operating loss carry-forwards of approximately $8,500,000, expiring in various amounts from fiscal year 2005 to fiscal year 2024. The Company's issuance of shares during fiscal 1995 and subsequent thereto resulted in a "Change of Ownership" as defined by the Internal Revenue Code of 1986, which significantly limits the Company's use of these net operating loss carry-forwards.

NOTE 8 - SUBSEQUENT EVENTS:

Acquisition of Journey of Light, Inc. by Alfa International Holdings Corp.

On May 25, 2005, Alfa and JOL executed a definitive agreement("Agreement") whereby Alfa agreed to acquire JOL in exchange for such number of shares of the common stock of Alfa as would equal approximately 50% of the issued and outstanding shares of common stock of Alfa (after giving effect to the conversion of Alfa's Series B Preferred Stock) immediately following such acquisition. The Agreement specified certain conditions precedent to the acquisition of JOL by Alfa, including, among other matters, the execution of a memorandum of understanding ("MOU") between JOL and the government of the Sultanate of Oman memorializing the legal and commercial aspects of the real estate development project (the "Oman Project") to be developed in Oman by JOL, and approval of the Agreement by the Boards of Directors of Alfa and of JOL. The MOU was signed by the parties on August 1, 2005.

On October 11, 2005 (the "Effective Date"), Alfa completed the acquisition of JOL as a wholly owned subsidiary of Alfa. JOL was merged with and into the Merger-Sub (the "Merger").

In connection with the Merger, Alfa issued 16,284,278 shares of its $.001 par value common stock ("Common Stock") to the shareholders of JOL. Frank J. Drohan, President and a Director of Alfa, was a JOL shareholder at the time of the Merger. In addition, Charles P. Kuczynski, Vice-President and a Director of Alfa, and Salvatore J. Bucchere, a Director of Alfa, were also each shareholders of JOL at the time of the Merger.

At December 31, 2004 and 2003, JOL had assets of $80,007 and $5,917, respectively, and had a stockholders' deficiency of $(133,223) and $(478,075), respectively. For the year ended December 31, 2004 and for the period October 14, 2003 (inception) to December 31, 2003, JOL had no revenues and its net loss was $(1,050,271) and $(594,585), respectively.

Financing Arrangement

On December 8, 2005, Alfa entered into a Securities Purchase Agreement with Cornell Capital Partners, LP ("Cornell"). Upon the terms and subject to the conditions contained in the Purchase Agreement and other documents executed coincident with the Purchase Agreement Alfa agreed to sell to Cornell and Cornell agreed to purchase up to $500,000 of secured convertible debentures. Pursuant to the Purchase Agreement, on December 8, 2005 Cornell purchased a Convertible Debenture from the Company in the face amount of $250,000 for a like amount. The principal sum together with accrued but unpaid interest at an annual rate of 10% is payable on or before December 7, 2008. In connection with this transaction, the Company also issued five-year warrants to purchase 257,732 shares of common stock at an exercise price of $0.97.

Alfa has the right, with three business days advance written notice, to redeem a portion or all amounts outstanding under the Convertible Debenture prior to its maturity date as follows: Alfa must pay an amount equal to the principal amount outstanding and being redeemed plus accrued interest thereon, plus a redemption premium of 20% of such principal amount being redeemed.

The Convertible Debenture is convertible into shares of Alfa's $0.001 par value common stock at the option of Cornell. The number of shares of Common Stock issuable upon a conversion equals the quotient obtained by dividing the then outstanding amount of the Convertible Debenture plus accrued interest thereon to be converted by a price per share equal to 90% of the lowest volume weighted average price of Alfa's Common Stock during the fifteen trading days immediately preceding the conversion date, subject to adjustments set forth in the Convertible Debenture.

Other Stock Transactions

In addition to the 16,284,278 shares of common stock issued to the former stockholders of JOL in October 2005 noted above, Alfa issued a total of 727,725 shares of common stock and 1,450 shares of preferred stock to investors and others in 2005. Also, a total of 1,750 share of preferred stock was converted into a total of 72,151 shares of common stock in 2005.

In January 2006, Alfa issued 188,267 shares of common stock to holders of preferred stock in payment of accrued dividends. Also in January 2006, 13,287.5 shares of preferred stock was converted into 558,147 shares of common stock.

At January 19, 2006, Alfa had a total of 93,812.50 shares of preferred stock and 29,136,120 shares of common stock issued and outstanding.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                    September 30      December 31,
                                        2005              2004
ASSETS                              -------------     -----------
                                     (Unaudited)       (Note 1)
CURRENT ASSETS:
Cash                                  $   2,632        $      -
Accounts Receivable                      86,665           13,449
Inventory, net of reserves               65,401           44,682
Prepaid and other current assets             -             5,494
                                       --------         --------
        Total Current Assets            154,698           63,625
                                       --------         --------
PROPERTY AND EQUIPMENT:
  Office & Computer Equipment            97,558           95,803
  General Plant                          17,799           17,799
  Furniture & Fixtures                   15,951           15,951
  Leasehold Improvements                    866              866
                                       --------         --------
                                        132,174          130,419
  Less:  Accumulated depreciation      (101,768)         (90,517)
                                       --------         --------
                                         30,406           39,902
                                       --------         --------
OTHER ASSETS:
Deposits                                 13,524           12,524
                                       --------          -------
                                         13,524           12,524
                                       --------          -------
Total Assets                          $ 198,628        $ 116,051
                                       --------         --------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                      $  78,424         $ 76,202
Accrued payroll                         143,674           53,180
Customer deposits                        43,212
  -
Dividends payable                       161,673               14
Due to affiliate                         47,747           52,596
Accrued expenses and other
  current liabilities                     7,125           43,749
                                       --------         --------
        Total Current Liabilities       481,855          225,741
                                       --------         --------

COMMITMENTS
STOCKHOLDERS' EQUITY:
Undesignated preferred stock:
 Authorized: 850,000 shares
 Issued and outstanding: none
Series B preferred stock: Authorized:
 150,000 shares,$.001 par Value at
 September 30, 2005 and $.01 par Value
 at December 31, 2004. Issued and
 outstanding:108,350 shares At
 September 30, 2005 and 107,400
 Shares at December 31, 2004                108            1,074
Common stock:
 Authorized: 50,000,000 shares,
 $.001 par value at September 30,
 2005 and 15,000,000 shares,$.01
 Par value at December 31, 2004
 Issued and outstanding:
 12,053,565 shares at September
 30, 2005 and 11,305,552 shares
 At December 31, 2004                    12,054          113,056
Capital in excess of par value        8,905,755        8,449,034
Retained earnings (deficit)          (9,201,144)      (8,672,854)
                                     ----------       ----------
  Stockholders' Equity (Deficit)       (283,227)        (109,690)
                                     ----------       ----------
  Total Liabilities & Equity        $   198,628       $  116,051


See accompanying notes to consolidated financial statements.

                    ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                         ------------------------------------------

                                              (UNAUDITED) (UNAUDITED) THREE
                                        MONTHS ENDED NINE MONTHS ENDED
                                           September 30,                September 30,
                                       ------------------------    -----------------------
                                          2005          2004          2005        2004
                                          ----          ----          ----        ----
REVENUES:
Net sales                              $  107,703    $   36,426    $  152,537   $   63,054
                                       ----------    ----------    ----------   ----------

COSTS AND EXPENSES:
Cost of sales                              87,749        25,989       148,343       42,577
Selling, general and administrative       151,763       223,285       370,254      755,081
Interest (income) expense                     (91)           88          (182)          (2)
Miscellaneous (Income) Expense                (59)       12,806          ( 86)      13,767
Income taxes                                  216         2,415           551        3,492
                                       ----------    ----------    ----------   ----------
                                          239,578       264,583       518,880      814,915
                                       ----------    ----------    ----------   ----------

NET LOSS                               $ (131,875)   $ (228,157)   $ (366,343)  $ (751,861)
                                       ----------    ----------    ----------   ----------

PREFERRED STOCK DIVIDENDS              $   53,447    $   53,625    $  161,947   $  154,000
                                       ----------    ----------    ----------   ----------

LOSS APPLICABLE TO
COMMON STOCKHOLDERS                    $ (185,322)   $ (281,782)   $ (528,290)  $ (905,861)
                                       ----------    ----------    ----------   ----------


BASIC & DILUTED LOSS PER COMMON SHARE  $     (.01)      $ (.03)       $  (.04)     $  (.08)
                                       ----------    ----------    ----------   ----------
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                    12,003,808    11,097,728    11,771,056   11,003,932


See accompanying notes to consolidated financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
           ----------------------------------------------------------
                                   (UNAUDITED)


                       Common Stock           Preferred Stock
                     --------------------     ---------------     Capital in      Retained
                                   Par                  Par       Excess of       Earnings
                     Shares        Value       Shares   Value      Par Value       (Deficit)
                     ------        ------      ------   -----      ---------       ---------
Balances At
 December 31,
 2004                 11,305,552  $ 113,056   107,400  $  1,074   $  8,449,034   $ (8,672,854)


Issuance of
 common stock
 for consulting
 services                150,000      1,500                             20,250


Issuance of
 common stock
 for cash, net of
 expenses                577,725      5,064                            298,651


Issuance of
 preferred stock
 for cash, net of
 expenses                                       1,450        15         28,985

Conversion of
 preferred stock
 for common stock         20,000         20      (500)       (1)           (19)


Issuance of
 preferred stock
 dividends in
 common stock                288          -                                288


Preferred stock
 dividends                                                                           (161,947)


Par Value Adjustment               (107,586)               (980)       108,566


Net loss                       -          -         -         -              -       (366,343)
                      ----------    -------   -------   -------      ---------     ----------
Balances At
September 30, 2005    12,053,565  $  12,054   108,350  $    108   $  8,905,755   $(9,201,144)
                      ----------    -------   -------   -------      ---------     ----------

See accompanying notes to consolidated financial statements.

                   ALFA INTERNATIONAL HOLDINGD CORP. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                        ----------------------------------------
                                   (UNAUDITED)
                                                        Nine Months Ended
                                                          September 30,
                                                        ----------------
                                                       2005          2004
                                                       ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                         $ (366,343)   $ (751,861)
  Adjustments to reconcile net loss to net
  cash flows from operating activities:
   Depreciation and amortization                       11,251        10,903
   Inventory reserve                                       -        (95,947)
   Stock issued for consulting services                21,750        10,500
   Changes in operating assets and liabilities:
    Accounts receivable                               (73,216)      ( 8,257)
    Inventories                                       (20,719)       31,629
    Prepaid expenses and other current assets           5,494       (27,695)
    Other assets                                       (1,000)            -
    Accounts payable                                    2,222        24,776
    Customer deposits                                  43,212            -
    Accrued expenses and other current liabilities     53,870       (81,540)
                                                    ---------     ---------
      Net cash flows from operating activities       (323,479)     (887,492)


CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property and equipment               (1,755)      (12,429)
  Repayment from (Advance to) affiliate - net               -       397,179
  Security Deposits                                         -          (360)
                                                      ---------     ---------
      Net cash flows from investing activities         (1,755)      384,390

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock          303,715           -
  Net proceeds from issuance of preferred stock        29,000       283,548
  Advances from affiliate                              (4,849)       30,733
                                                    ---------     ---------
      Net cash flows from financing activities        327,866       314,281

NET CHANGE IN CASH                                      2,632      (188,821)
                                                    ---------     ---------

CASH, BEGINNING OF PERIOD                                   -       191,665
                                                    ---------     ---------

CASH, END OF PERIOD                                 $   2,632     $   2,844
                                                    ---------     ---------

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (refunded)                        $       -     $       -
                                                    ---------     ---------
Interest paid                                               -             -
                                                    ---------     ---------
NON-CASH FINANCING ACTIVITIES:
Preferred stock dividend                            $ 161,947     $ 154,000
                                                    ---------     ---------
See accompanying notes to consolidated financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The consolidated balance sheet for Alfa International Holdings Corp. and subsidiaries ("Alfa" or the "Company") at the end of the preceding fiscal year has been derived from the audited balance sheet and notes thereto contained in the Company's annual report on Form 10-KSB/A for the year ended December 31, 2004 and is presented herein for comparative purposes. All other financial statements are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for all periods presented, have been made.

The results of operations for the interim periods presented are not necessarily indicative of operating results for the respective full years. At September 30, 2005, the Company had two wholly-owned subsidiaries. As of the date of this report the Company has three wholly-owned subsidiaries through which it conducts all of its operations. All inter-company transactions have been eliminated in the consolidated financial statements.

Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10- KSB/A for the fiscal year ended December 31, 2004.

Principles of Consolidation - The consolidated financial statements include the accounts of Alfa International Holdings Corp.("Alfa") and its wholly-owned subsidiaries, Contact Sports, Inc.("Contact Sports") and Ty-Breakers Corp. ("Ty-Breakers"), collectively referred to as the "Company". All inter-company transactions have been eliminated in consolidation.

Nature of the Business - Alfa is a holding company which operates through its Contact Sports and Ty-Breakers subsidiaries. Contact Sports designs, manufactures and distributes athletic apparel. Ty-Breakers is a manufacturer and distributor of Tyvek apparel products which are for sale primarily in the United States. All of Ty-Breakers' Tyvek is purchased from one unrelated supplier, who is the sole producer of Tyvek.

Financial Instruments - Financial instruments include cash, accounts receivable, accounts payable and accrued expenses. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

Estimates and Uncertainties - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

Revenue Recognition - The Company follows the guidelines of SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB101). Revenue from the sale of products is recognized upon shipment.

Concentration of Credit Risk - The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000 each. At times, such balances may be in excess of the FDIC insurance limit.

Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment - Property and equipment are stated at cost. Depreciation has been computed using a straight-line method over estimated lives of 5 years.

Advertising and marketing costs - Advertising, promotional and marketing costs of approximately $2,386 and $93,784 for the nine months ended September 30, 2005 and September 30, 2004, respectively, were expensed as incurred.

Stock-Based Compensation
-------------------------

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, amending FASB Statement No. 123, Accounting for Stock-Based Compensation." This statement amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value-based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on operating results of an entity's accounting policy decisions with respect to stock-based employee compensation. SFAS No. 148 also amends APB 28, "Interim Financial Reporting" to require disclosure about those effects in interim financial information. Alfa adopted the disclosure provisions for the year ended December 31, 2002. The following table illustrates the effect on results of operations if the Company had applied the fair-value-recognition provisions of SFAS No. 123 for the three and nine-month periods ended September 30, 2005 and 2004 (unaudited):


                                       3 Mos. Ended September 30  9 Mos. Ended September 30
                                       -------------------------  -------------------------
                                           2005        2004            2005          2004
                                        ----------  ----------     ----------  ----------


Net loss applicable to common
 shareholders, as reported              $(185,322)   $(281,782)     $(528,290)   $(905,861)
Deduct:
Total stock-based employee
 compensation determined under
 fair value method for stock
 options, net of tax                     (  5,600)     ( 5,000)      ( 16,800)     (15,000)
                                        ---------    ---------       ---------   ---------
Pro forma loss applicable
 to common stockholders                 $(190,922)   $(286,782)      $(545,090)  $(920,861)
                                        =========    =========       =========   =========
Basic loss per share, as reported       $   (0.01)   $   (0.03)      $   (0.04)  $   (0.08)
                                        =========    =========       =========   =========
Basic loss per share, pro forma         $   (0.02)   $   (0.03)      $   (0.05)  $   (0.08)
                                        =========    =========       =========   =========
Diluted loss per share, as reported     $   (0.01)   $   (0.03)      $   (0.04)  $   (0.08)
                                        =========    =========       =========   =========
Diluted loss per share, pro forma       $   (0.02)   $   (0.03)      $   (0.05)  $   (0.08)
                                        =========    =========       =========   =========


Net Loss Per Share - Basic and diluted loss per share are based upon the weighted-average number of common shares outstanding during the period. The computation of diluted earnings per share does not assume the conversion, exercise or contingent issuance of securities that would have a dilutive effect on loss per share.

NOTE 2 - GOING CONCERN AND LIQUIDITY

The Company has incurred significant operating losses and is in a weak financial position, raising substantial doubt about its ability to continue as a going concern. The continued existence of the Company is dependent upon its ability to attain profitable operations and procure additional financing. However, there can be no assurance that the Company will attain profitable operations or obtain additional financing.

NOTE 3 - JOURNEY OF LIGHT, INC.

On October 11, 2005 (the "Effective Date"), Alfa completed the acquisition of Journey of Light, Inc., a Delaware corporation ("JOL") as a wholly owned subsidiary. JOL was merged with and into the Merger-Sub (the "Merger"). The Merger-Sub which is a New York corporation and a wholly-owned subsidiary of Alfa was recently formed for the purpose of acquiring JOL. The Merger-Sub has changed its corporate name to Journey of Light, Inc.

JOL was a privately-held company engaged primarily in the business of real estate development in the country of Oman. In connection with the Merger, Alfa issued 16,284,278 shares of its $.001 par value common stock ("Common Stock") to the shareholders of JOL (SEE: Note 6 - SUBSEQUENT EVENT).

NOTE 4 - SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK:

In October 2003, the Board of Directors authorized an increase to 150,000 in the number of shares of the Company's preferred stock designated as Series B Preferred Stock. The Company conducted a Private Placement (the "Offering")of its securities ("Units"). During the nine months ended September 30, 2005, the Company sold 1,450 shares of its Series B Preferred Stock and 58,000 warrants. Net proceeds from sales of the Units totaled $29,000 during the nine months ended September 30, 2005. The Offering was closed by the Company on October 11, 2005.

The Series B Redeemable Convertible Preferred Stock has been excluded from the computation of diluted earnings per share for the period ended September 30, 2005, as the conversion would be anti- dilutive after adding back preferred stock dividends to net loss.

As of the date hereof, Alfa has 4,100,500 warrants outstanding at an exercise price of $0.75 per share of Common Stock. The Company reduced the exercise price of the warrants to $0.60 for the period beginning June 7, 2005 and ending August

12, 2005 (the "Warrant Exercise Period"). During the Warrant Exercise Period warrant holders exercised 253,500 warrants at the reduced exercise price of $0.60 per share and the Company received net proceeds therefrom of $137,490. The remaining 4,100,500 unexercised warrants are exercisable at $0.75 per share and expire on September 30, 2006.

NOTE 5 - COMMITMENTS

Leases

The Company leases its executive office in New York, N.Y. under a ten-year lease entered into in February 2003. Rent expense for the Company's executive offices for 2004 was $54,473. The Company also rents warehouse space in Jersey City, New Jersey on a month- to-month basis.

The minimum annual lease payments are as follows:


        2005                                 $  51,800
        2006                                 $  51,800
        2007                                 $  51,800
        2008 and beyond                      $ 292,500


Employment Agreements

Alfa is obligated to pay its Chief Executive Officer and President an annual base salary of $125,000 through December 31, 2010 plus an additional amount based on a combination of net sales and earnings before taxes. Due to the Company's cash position, all salary payments to this individual have been deferred and accrued, effective October 1, 2004.

Contact Sports had been obligated through December 31, 2006 to pay its President an annual base salary of $75,000, plus an additional amount based on a combination of net sales and earnings before taxes. This agreement was terminable by the Company as of December 31, 2003, provided that net sales for 2003 were not at least $1,000,000. Prior to December 31, 2003, the Company elected to not invoke this provision. As a result of lack of sufficient cash to fund operating expenses, by mutual agreement between the Company and this individual, effective October 1, 2004, the Company discontinued making salary payments or accruing any liability for salary payments that would have been due under this individual employment agreement. The Company has made some consulting fee payments to this individual as its cash resources permitted and will continue to do so. Any such payments are not part of this individual's employment agreement, which is no longer in effect as to salary payments. This individual's employment agreement may be re-negotiated with the Company at a future point in time, the terms of such possible renegotiated agreement, if executed, cannot be determined at this time.

Alfa was obligated through December 31, 2009 to pay its Vice- President an annual base salary of $75,000, plus an additional amount based on a combination of net sales and earnings before taxes. This agreement was terminable by the Company as of December 31, 2003, provided that net sales for 2003 were not at least $1,000,000. As of December 31, 2003, the Company elected to not invoke this provision. As a result of lack of sufficient cash to fund operating expenses, by mutual agreement between the Company and this individual, effective October 1, 2004, the Company discontinued making salary payments or accruing any liability for salary payments that would have been due under this individual employment agreement. The Company has made some consulting fee payments to this individual as its cash resources permitted and will continue to do so. Any such payments are not part of this individual's employment agreement, which is no longer in effect as to salary payments. This individual's employment agreement may be re-negotiated with the Company at a future point in time, the terms of such possible renegotiated agreement, if executed, cannot be determined at this time.

Factoring Agreement

In March 2004, Contact entered into a one-year Agreement which currently remains in effect with a company specializing in factoring accounts receivable. The Agreement is renewed annually unless terminated in accordance with its terms and it covers all accounts receivable that Contact, in its sole discretion, chooses to assign to the factor. The factoring agreement assures Contact of payment by the factor of any accounts receivable assigned to the factor. Contact has agreed under the factoring agreement to pay the factor a fee equal to a percentage of each account receivable assigned to it and has further agreed to a minimum monthly amount of such fees during the term of the factoring agreement.

NOTE 6 - SUBSEQUENT EVENTS

On December 8, 2005, Alfa entered into a Securities Purchase Agreement with Cornell Capital Partners, LP ("Cornell"). Upon the terms and subject to the conditions contained in the Purchase Agreement and other documents executed coincident with the Purchase Agreement Alfa agreed to sell to Cornell and Cornell agreed to purchase up to $500,000 of secured convertible debentures. Pursuant to the Purchase Agreement, on December 8, 2005 Cornell purchased a Convertible Debenture from the Company in the face amount of $250,000 for a like amount. The principal sum together with accrued but unpaid interest at an annual rate of 10% is payable on or before December 7, 2008. In connection with this transaction, the Company also issued five-year warrants to purchase 257,732 shares of common stock at an exercise price of $0.97.

Alfa has the right, with three business days advance written notice, to redeem a portion or all amounts outstanding under the Convertible Debenture prior to its maturity date as follows: Alfa must pay an amount equal to the principal amount outstanding and being redeemed plus accrued interest thereon, plus a redemption premium of 20% of such principal amount being redeemed.

The Convertible Debenture is convertible into shares of Alfa's $0.001 par value common stock at the option of Cornell. The number of shares of Common Stock issuable upon a conversion equals the quotient obtained by dividing the then outstanding amount of the Convertible Debenture plus accrued interest thereon to be converted by a price per share equal to 90% of the lowest volume weighted average price of Alfa's Common Stock during the fifteen trading days immediately preceding the conversion date, subject to adjustments set forth in the Convertible Debenture.

Acquisition of Journey of Light, Inc. by Alfa International Holdings Corp.

On May 25, 2005, Alfa and JOL executed a definitive agreement("Agreement") whereby Alfa agreed to acquire JOL in exchange for such number of shares of the common stock of Alfa as would equal approximately 50% of the issued and outstanding shares of common stock of Alfa (after giving effect to the conversion of Alfa's Series B Preferred Stock) immediately following such acquisition. The Agreement specified certain conditions precedent to the acquisition of JOL by Alfa, including, among other matters, the execution of a memorandum of understanding ("MOU") between JOL and the government of the Sultanate of Oman memorializing the legal and commercial aspects of the real estate development project (the "Oman Project") to be developed in Oman by JOL, and approval of the Agreement by the Boards of Directors of Alfa and of JOL. The MOU was signed by the parties on August 1, 2005.

On October 11, 2005 (the "Effective Date"), Alfa completed the acquisition of JOL as a wholly owned subsidiary of Alfa. JOL was merged with and into the Merger-Sub (the "Merger").

In connection with the Merger, Alfa issued 16,284,278 shares of its $.001 par value common stock ("Common Stock") to the shareholders of JOL. Frank J. Drohan, President and a Director of Alfa, was a JOL shareholder at the time of the Merger. In addition, Charles P. Kuczynski, Vice-President and a Director of Alfa, and Salvatore J. Bucchere, a Director of Alfa, were also each shareholders of JOL at the time of the Merger.

The Project in Qatar

In 2003 and 2004, JOL negotiated with the State of Qatar to develop approximately 200 acres of waterfront real estate (the "Qutopia Project") in Doha, Qatar. JOL will not develop the Qutopia Project in Qatar and negotiations are ongoing with the State of Qatar to resolve the State of Qatar's contractual obligations to JOL. Management expects that such negotiations will result in a friendly resolution, but litigation or referral of the matter to arbitration as called for in the Contract with Qatar may occur.

The Project in Oman.

JOL management was approached to propose a modified form of the Qutopia project (the "Oman Project") to the government of the Sultanate of Oman (the "Government") and a formal presentation of the Oman Project was presented to the Government in Oman on February 12, 2005. On March 15, 2005, the Oman Project was approved by the Government. On August 1, 2005, the Ministry of Tourism of the Government (the "MOT") and JOL signed a memorandum of understanding ("MOU") memorializing the legal and commercial aspects of the Oman Project's development. The MOU memorializes the parties agreement to (a) form an Omani company (the "Project Company") to implement the Oman Project, (b) have the MOT provide 800,000 square meters (about 200 acres) of beachfront land (the "Land") for the Oman Project in return for the MOT being an equity participant in the Project Company, (c)have the MOT provide additional land as necessary to assure the Oman Project's agreed upon financial returns, and (d) have the MOT underwrite any possible losses in the cultural and heritage portions of the Oman Project. In September 2005, the MOT increased the Land allocated to the Oman Project by adding an additional 200,000 square meters (about 45 acres) of land adjacent to the original Land. The Land constituting the Oman Project site is now 1,000,000 square meters (approximately 245 acres) of beachfront land facing the Gulf of Oman just west of the capital city of Muscat.

The Oman Project is planned to be an integration of cultural, heritage, educational and entertainment activities including hotels, commercial and residential components and a theme park and exhibitions - all of which will be owned and operated by the Project Company. Additionally, it includes the construction and sale by the Project Company of approximately 2,000 residences. It will be located on land provided by the MOT in the Seeb area which is nearby the Muscat International Airport and adjacent to the largest ongoing government sponsored tourist development in the country - The Wave Project.

The MOU, which is not a legally binding agreement, contemplates that the parties will enter into a legally binding agreement for the development of the Oman Project after JOL formally presents the master plan and feasibility study for the Oman Project to the MOT, now expected to occur in February 2006.

The implementation of the Oman Project precludes an identical such project in any of the nearby countries.

Alfa expects that the Project Company (of which JOL is presently planned to be the majority shareholder) will own, operate and manage the entire Oman Project. The MOU further provides that, subject to the Government's approval of the Oman Feasibility Study presently being prepared, the parties will negotiate a legally binding "Heads of Terms Agreement" which will define the major terms of the final Shareholder Agreement and Development Agreement between the Project Company and the MOT.

Alfa expects the development costs for the Oman Project to be approximately $1,100,000,000. JOL is presently conducting discussions with several prospective lenders, investors, partners and international hotel operators.

The following unaudited pro forma consolidated results of operations for the periods presented assume that the acquisition of Alfa International Holdings Corp. occurred as of December 31, 2003. The pro forma results are not necessarily indicative of the actual results that would have occurred had the acquisition been completed as of the beginning of the period presented, nor are they necessarily indicative of future consolidated results.



                          Nine Months Ended         Year Ended
                          September 30, 2005     December 31,2004
                          ------------------     ----------------


Revenues                      $ 152,719         $    70,812
                              ---------         -----------

Net Loss                      $(529,932)        $(2,070,895)
                              ---------         -----------

Net loss applicable to
 common stockholders          $(641,879)        $(2,278,733)
                              ---------         -----------

Net loss per common share,
 basic and diluted            $   (0.02)        $     (0.08)
                              ---------         -----------

Net loss applicable to
 common stockholders per
 common share, basic
 and diluted                  $   (0.02)        $     (0.08)
                              ---------         -----------


Other Stock Transactions

In addition to the 16,284,278 shares of common stock issued to the former shareholders of JOL in October 2005 noted above, a total of 1,250 shares of preferred stock was converted into a total of 51,863 shares of common stock in the three months ended December 31, 2005.

In January 2006, Alfa issued 188,267 shares of common stock to holders of preferred stock in payment of accrued dividends. Also in January 2006, 13,287.5 shares of preferred stock was converted into 558,147 shares of common stock.

At January 19, 2006, Alfa had a total of 93,812.50 shares of preferred stock and 29,136,120 shares of common stock issued and outstanding.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                        Pro Forma Combined Balance Sheets
                            As of September 30, 2005
                                   (Unaudited)
                                   Historical


                            ----------------------------                    Pro Forma
                            Alfa International                          Alfa International
                             Holdings Corp.   Journey of    Pro Forma       Holdings Corp.
                            and Subsidiaries  Light, Inc.   Adjustments   and Subsidiaries
                            ---------------- -----------    -----------  -----------------
Assets
------
Current Assets:
  Cash                     $    2,632         $      144   $        -      $    2,776
  Accounts Receivable          86,665                 -             -          86,665
  Due from Alfa Interna-
   tional Holdings Corp.           -              47,747   (a) (47,747)            -
  Inventories                  65,401                 -             -          65,401
                           ----------         ----------   -----------    -----------
   Total current assets       154,698             47,891       (47,747)       154,842

  Property and
    Equipment - net            30,406              1,254            -          31,660
Other Assets                   13,524                 -             -          13,524
                           ----------         ----------   -----------    -----------
Total Assets               $  198,628         $   49,145   $   (47,747)   $   200,026
                           ==========         ==========   ===========    ===========


Liabilities and
 Stockholders' Equity
Current Liabilities:
  Accounts payable and
   accrued expenses        $  229,223        $   243,781   $        -     $   473,004
  Customer deposits            43,212                 -             -          43,212
  Dividends payable           161,673                 -             -         161,673
  Due to Journey of
     Light, Inc.               47,747                 -     (a)(47,747)             -
                           ----------        -----------   -----------    -----------
Total current liabilities     481,855            243,781       (47,747)       677,889
                           ----------        -----------   -----------    -----------

Stockholders' equity
   (deficiency)
  Preferred stock                 108                 -             -             108
  Common stock                 12,054              1,587 (b)    14,697         28,338
  Capital in excess
   of par value             8,905,755          1,612,222 (b)(4,016,344)     6,501,633
  Deficit                  (9,201,144)        (1,808,445)(b) 4,001,647     (7,007,942)
                           ----------        -----------   -----------    -----------
    Total stockholders'
    equity(deficiency)       (283,227)          (194,636)           -        (477,863)
                           ----------        -----------   -----------    -----------
Total liabilities and
 stockholders' Equity
 (deficiency)              $  198,628        $    49,145   $   (47,747)   $   200,026
                           ==========       ============   ===========    ===========

       See accompanying notes to pro forma combined financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                   Pro Forma Combined Statements of Operations
                      Nine Months Ended September 30, 2005
                                   (Unaudited)

                                        Historical
                            ----------------------------                    Pro Forma
                            Alfa International                          Alfa International
                            Holdings Corp.      Journey of   Pro Forma    Holdings Corp.
                            and Subsidiaries    Light, Inc.  Adjustments  and Subsidiaries
                            ----------------   -----------  -----------  -----------------
Revenues
  Net Sales                  $    152,537       $       -    $       -    $       152,537
  Interest Income                     182               -            -                182
                             ------------       -----------  -----------  ---------------
    Total Revenues                152,719               -            -            152,719
                             ------------       -----------  -----------  ---------------

Costs and expenses:
  Cost of sales                   148,343               -            -            148,343
  Feasibility study                   -             156,074          -            156,074
  Selling, general and
    Administrative                370,254             7,515          -            377,769
  Other                               465               -            -                465
                             ------------       -----------  -----------  ---------------
   Total costs and expenses       519,062           163,589          -            682,651
                             ------------       -----------  -----------  ---------------

Net loss                         (366,343)         (163,589)         -           (529,932)


Preferred stock dividends         161,947               -            -            161,947
                             ------------       -----------  -----------  ---------------


Loss applicable to
  common stockholders        $   (528,290)      $  (163,589) $       -    $      (691,879)
                             ============       ===========  ===========  ===============


Loss per common share:
  Basic                      $      (0.04)       $    (0.01)                        (0.02)
                             ------------       -----------               ---------------
  Diluted                           (0.04)            (0.01)                        (0.02)
                             ------------       -----------               ---------------


Weighted average number
of common shares
outstanding:

  Basic                        11,771,056        15,589,889  (c) 976,898       28,337,843
                             ------------       -----------  -----------  ---------------

  Diluted                      16,105,056        15,866,000  (c) 976,898       32,671,843
                             ------------       -----------  -----------  ---------------

       See accompanying notes to pro forma combined financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                   Pro Forma Combined Statements of Operations
                          Year Ended December 31, 2004
                                   (Unaudited)

                                        Historical
                            ----------------------------                    Pro Forma
                            Alfa International                          Alfa International
                            Holdings Corp.      Journey of   Pro Forma    Holdings Corp.
                            and Subsidiaries    Light, Inc.  Adjustments  and Subsidiaries
                            ----------------   -----------  -----------  -----------------

Revenues
  Net Sales                    $     70,775    $      -     $      -     $      70,775
  Interest Income                        37           -            -                37
                               ------------    -----------  -----------  ---------------
    Total Revenues                   70,812           -            -            70,812
                               ------------    -----------  -----------  ---------------

Costs and expenses:
  Cost of sales                     164,181           -            -           164,181
  Feasibility study                    -         1,025,532         -         1,025,532
  Selling, general and
    Administrative                  924,266         24,739         -           949,005
  Other                               2,989           -            -             2,989
                               ------------    -----------  -----------  ---------------
   Total costs and expenses       1,091,436      1,050,271         -         2,141,707
                               ------------    -----------  -----------  ---------------

Net loss                         (1,020,624)    (1,050,271)        -        (2,070,895)


Preferred stock dividends           207,838           -            -           207,838
                               ------------    -----------  -----------  ---------------

Loss applicable to
  common stockholders          $ (1,228,462)   $(1,050,271) $      -     $  (2,278,733)
                               ============    ===========  ===========  ===============


Loss per common share:
  Basic                        $      (0.11)    $    (0.07)                      (0.08)
                               ------------    -----------               ---------------
  Diluted                             (0.11)         (0.07)                      (0.08)
                               ------------    -----------               ---------------


Weighted average number
of common shares
outstanding:
  Basic                          11,027,728     15,418,125    1,891,990     28,337,843
                               ------------    -----------  -----------  ---------------

  Diluted                        15,323,728     15,418,125    1,929,990     32,671,843
                               ------------    -----------  -----------  ---------------

       See accompanying notes to pro forma combined financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                Notes to Pro Forma Combined Financial Statements
                  For the Nine Months Ended September 30, 2005
                    and For the Year Ended December 31, 2004
                                   (Unaudited)

1. BASIS OF PRESENTATION

On October 11, 2005, Alfa International Holdings Corp. ("Alfa") acquired 100% of the issued and outstanding shares of common stock and warrants of Journey of Light, Inc. ("JOL") in exchange for 16,284,278 newly issued shares of Alfa common stock and 984,235 warrants exercisable into Alfa common stock at prices ranging from$1.00 to $8.00 per share (the "Transaction"). Since after the Transaction, the former stockholders of JOL own approximately 58% of the issued and outstanding voting stock of Alfa, JOL is the acquirer for accounting purposes. Accordingly, the unaudited pro forma combined financial statements give effect to the Transaction as a purchase of Alfa by JOL using "reverse purchase" accounting.

The unaudited pro forma combined balance sheet gives effect to the Transaction as if it had occurred on September 30, 2005. The unaudited pro forma combined statements of operations give effect to the Transaction as if it had occurred on December 31, 2003. The pro forma adjustments are based on certain assumptions that management believes are reasonable under the circumstances.

The pro forma information is not necessarily indicative of the results that would have been reported had the Transaction actually occurred on the date specified, nor is it intended to project results of operations or financial position for any future period or date.

2. PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been included in the pro forma financial statements:

 (a) to eliminate intercompany receivable and payable.

(b) to adjust stockholders' equity accounts pursuant to "reverse purchase" accounting. Goodwill of approximately $5,199,497 (excess of $4,916,270 estimated value of 12,053,565 shares of common stock and 108,350 shares of preferred stock convertible into 4,334,000 shares of common stock remaining with pre-closing Alfa stockholders over the negative $283,227 value of Alfa's identifiable net assets other than goodwill) will be written off as an impairment loss on the date of closing.

(c) To adjust the weighted average number of common shares outstanding to the number of shares outstanding after the Transaction.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS


Indemnification of directors and executive officers and limitation of liability

Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to any action by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

As permitted by the DGCL, our bylaws provide that we are required to indemnify our directors and officers, consultants and employees to the fullest extent permitted by the DGCL. We are required to advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions. The rights conferred in our bylaws are not exclusive. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Alfa International Holdings Corp. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:



Securities and Exchange Commission Registration Fee                  $234.08
Accounting Fees and Expenses                                         $ 5,000*
Legal Fees and Expenses                                              $25,000*
Miscellaneous                                                        $ 2,000*
                                                                     -------
Total                                                                $32,234*
                                                                     =======
----------


* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On January 27, 2003 we issued 314,688 shares of our Common Stock to a consultant pursuant to a consulting agreement between the Company and Mr. Jack Smith. On June 30, 2004, we issued a further 50,000 shares of our Common Stock to this consultant in consideration for the reduction in the amount of cash consulting fees that would otherwise have been due to him in 2004.

In December 2003 we paid the accrued dividends on our then outstanding shares of Series B Preferred Stock by issuing 144,352 shares of our Common Stock to the holders as of December 31, 2003 of shares of our Series B Preferred Stock.

On June 30, 2004 we issued 100,000 shares of our Common Stock to our outside legal counsel pursuant to an agreement with him for reduced billing rates through June 2006.

In December 2004 we paid the accrued dividends on our then outstanding shares of Series B Preferred Stock by issuing 207,824 shares of our Common Stock to the holders as of December 31, 2004 of shares of our Series B Preferred Stock.

In January 2005 we issued 1,450 shares of our Series B Preferred Stock to 2 investors in a private placement and received aggregate proceeds of $58,000.

In April 2005 we issued 150,000 shares of our Common Stock to two consultants pursuant to a consulting agreements between the Company and the consultants.

Between June 7, 2005 and August 12, 2005 we issued 253,500 shares of our Common Stock to warrant holders who exercised such warrants during that period at an exercise price of $0.60 per share and we received aggregate proceeds therefrom of $152,100.

In April 2005 we sold 200,000 shares of our Common Stock in a private placement to Mr. Lou Lombardo who became a director of Alfa in July 2005. We sold an additional 50,000 shares of our Common Stock to Mr. Lombardo in June 2005 and in June 2005 we sold 60,000 shares of our Common Stock to another individual investor in a private placement. We received aggregate proceeds of $155,000 from these 3 sales.

On April 15, 2005 we issued 20,288 shares of our Common Stock to a holder of 500 shares of our Series B Preferred Stock in payment of the Conversion Price of such 500 preferred shares plus the accrued dividends thereon, pursuant to such holder's conversion of such 500 shares of our Series B Preferred Stock.

On July 15, 2005 we issued sold 9,225 shares of our Common Stock in a private placement to an individual in payment for an account payable due to this individual in the amount of $9,225.

On September 29, 2005 the Company issued 5,000 shares of restricted stock to Mr. Kevin O'C. Green, a director of Alfa, in payment for legal services performed by Mr. Green for the Company.

On October 15, 2005 we issued 51,863 shares of our Common Stock to a holder of 1,250 shares of our Series B Preferred Stock in payment of the Conversion Price of such 1,250 preferred shares plus the accrued dividends thereon, pursuant to such holder's conversion of such 1,250 shares of our Series B Preferred Stock.

On October 11, 2005, we closed the ongoing private placement offering of "Units" of our securities. During the period from January 1, 2003 through October 11, 2005, we sold 140.45 Units and received aggregate proceeds of $2,809,000. Each Unit was sold at a purchase price of $20,000 and consisted of (a) five hundred
(500) shares of Alfa's Series B redeemable, convertible preferred stock (the "Preferred Shares") and twenty thousand (20,000) common stock purchase warrants ("Warrants"). Each Warrant is exercisable for the purchase of one share of Common Stock at a price of seventy-five cents ($0.75) per share. Of the 2,809,000 Warrants included in the Units sold during that period, 2,718,500 expire on September 30, 2006; 32,500 expire on November 22, 2006; 8,000 expire on February 11, 2007; and 50,000 expire on April 3, 2007.

On October 11, 2005, we completed the acquisition of Journey Of Light, Inc. In connection with the Merger, we issued 16,284,278 shares of our $.001 par value common stock ("Common Stock") to the shareholders of JOL. Our President, Frank
J. Drohan, President was a JOL shareholder at the time of the Merger. In addition, Charles P. Kuczynski, Vice-President and one of our Directors and Salvatore J. Bucchere, one of our Directors were also each shareholders of JOL at the time of the Merger.

In December 2005, the Company issued a secured convertible debenture for aggregate proceeds of $250,000. In connection with this transaction, the Company also issued five-year warrants to purchase 257,732 shares of common stock at an exercise price of $0.97.

In January 2006 we paid the accrued dividends on our then outstanding shares of Series B Preferred Stock by issuing 188,267 shares of our Common Stock to the holders as of December 31, 2005 of shares of our Series B Preferred Stock.

In January 2006 we issued 558,147 shares of our Common Stock to the holders of 13,287.5 shares of our Series B Preferred Stock in payment of the Conversion Price of such 13,287.5 preferred shares plus the accrued dividends thereon, pursuant to such holder's conversion of such 13,287.5 shares of our Series B Preferred Stock.

Except otherwise noted all of the foregoing securities were issued pursuant to the exemptions from registration contained in Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") or pursuant Section 4(2) of the Act.



ITEM 27. EXHIBITS

Exhibit
Numbers                             Description

3.1    By-Laws (1)
3.2    Articles of Incorporation of Alfa International Holdings Corp. (1)
3.3    Amendment to the Articles of Incorporation dated April 19, 2005 (1)
4.1    Certificate of Designation for Series B Preferred Stock (2)
5.1    Opinion of Sichenzia Ross Friedman Ference LLP (filed herewith)
10.1   Employment Agreement between Alfa International Corp.
       and Frank J. Drohan (3)
10.2   Employment Agreement between Contact Sports, Inc. and Kye Giscombe (3)
10.3 Employment Agreement between Alfa International Corp. and Charles Kuczynski dated as of September 1, 2001. (3)
10.4 Agreement and Plan of Merger dated August 31, 2001, by and among the Company, Contact Sports Inc, a New York Corporation and Contact Sports, Inc. a New Jersey Corporation. (4)
10.5 Agreement and Plan of Merger, dated May 19, 2005 by and among the Company, Kuczynski Corp. and Journey of Light, Inc. (5)
10.6   Convertible Debenture dated December 8, 2005 (6)
10.7 Securities Purchase Agreement dated December 8, 2005 between the Company and Cornell Capital Partners LP(6)
10.8 Escrow Agreement dated December 8, 2005 between the Company and Cornell Capital Partners LP (6)
10.9 Investor Registration Rights Agreement dated December 8, 2005 between the Company and Cornell Capital Partners LP (6)
10.10 Pledge and Escrow Agreement dated December 8, 2005 between the Company and Cornell Capital Partners LP (6)
10.11 Security Agreement dated December 8, 2005 between the Company and Cornell Capital Partners LP (6)
10.12 Subsidiary Security Agreement, Contact Sports, Inc. dated December 8, 2005 between Contact Sports, Inc. and Cornell Capital Partners LP (6)
10.13 Subsidiary Security Agreement, Ty-Breakers Corp. dated December 8, 2005 between Ty-Breakers Corp. and Cornell Capital Partners LP (6)
10.14 Warrant dated December 8, 2005 between the Company and Cornell Capital Partners LP(6)
21.1   Subsidiaries (filed herewith)
23.1   Consent of Michael T. Studer CPA, P.C. (filed herewith)
23.2   Consent of Wiss & Company, LLP (filed herewith)
23.3   Consent of Sichenzia Ross Friedman Ference, LLP (see Exhibit 5.1).

(1) Previously filed and incorporated herein by reference to our quarterly report on Form 10-QSB filed November 18, 2005.
(2) Previously filed and incorporated herein by reference to our quarterly report on Form 10-QSB filed August 19, 2002.
(3) Previously filed and incorporated herein by reference to our annual report on Form 10-KSB filed April 15, 2002.
(4) Previously filed and incorporated herein by reference to our current report on Form 8-K/A filed on December 3, 2001.
(5) Previously filed and incorporated herein by reference to our Current Report on Form 8-K filed May 27, 2005
(6) Previously filed and incorporated herein by reference to our Current Report on Form 8-K filed December 9, 2005.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes to:


     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on this 19th day of January 2006.



                               Alfa International Holdings Corp.


                               By: /s/ Frank J. Drohan
                                   -------------------
                                   Frank J. Drohan
                                   President, Chief Executive and Financial
                                   Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank J. Drohan his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                         Date

/s/ Frank J. Drohan          President, Chief Executive         January 19, 2006
-------------------                 Officer and
Frank J. Drohan                      Director

/s/ Charles P. Kuczynski     Vice-President, Secretary          January 19, 2006
------------------------            and Director
Charles P. Kuczynski

/s/ Salvatore J. Bucchere             Director                  January 19, 2006
-------------------------
Salvatore J. Bucchere

/s/ Kevin O'C. Green                  Director                  January 19, 2006
-------------------
Kevin O'C. Green

/s/ Louis J. Lombardo                 Director                  January 19, 2006
---------------------
Louis J. Lombardo